UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Braemar Hotels and Resorts Inc.
(Name of Registrant as Specified in its Charter)

Blackwells Capital LLC

Blackwells Onshore I LLC
Jason Aintabi
Michael Cricenti
Jennifer M. Hill

Betsy L. McCoy

Steven J. Pully
(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 11, 2024, Blackwells Capital LLC (“Blackwells”) filed a Complaint in the United States District Court for the Northern District of Texas against Braemar Hotels & Resorts Inc. (the “Corporation”) and the Corporation’s directors. Blackwells alleges, among other things, that the Corporation improperly rejected Blackwells' nomination notice, breached its bylaws, and violated Section 14(a) of the Securities Exchange Act of 1934 by issuing false and misleading statements and failing to disclose The Dallas Express as a proxy participant. A copy of the complaint is attached hereto as Exhibit 1.

On April 12, 2024, Blackwells posted a copy of the complaint and made other updates to its campaign website, www.NoMoreMonty.com. Copies of the updated materials are filed herewith as Exhibit 2.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Corporation for the 2024 Annual Meeting. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE proxy card in connection with their solicitation of proxies from the stockholders of the Corporation.

All stockholders of the Corporation are advised to read the definitive proxy statement, the accompanying WHITE UNIVERSAL proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the Corporation, by security holdings or otherwise.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

Exhibit 1

Exhibit 2

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

BLACKWELLS CAPITAL LLC, *Plaintiff,* *v.* **BRAEMAR HOTELS & RESORTS INC.; MONTGOMERY J. BENNETT; STEFANI DANIELLE CARTER; RICHARD J. STOCKTON; KENNETH H. FEARN, JR.; ABTEEN VAZIRI; MARY CANDACE EVANS; MATTHEW D. RINALDI;** and **REBECA ODINO-JOHNSON,** *Defendants.*	Civil Action No. 3:24-cv-894 **JURY TRIAL DEMANDED**

COMPLAINT FOR DECLARATORY AND INJUNCTIVE RELIEF

Plaintiff Blackwells Capital LLC ("Blackwells"), by its undersigned attorneys, files this Complaint against Braemar Hotels & Resorts Inc. ("Braemar" or the "Company") and the members of Braemar's board of directors (Montgomery J. Bennett; Stefani Danielle Carter; Richard J. Stockton; Kenneth H. Fearn, Jr.; Abteen Vaziri; Mary Candace Evans; Matthew D. Rinaldi; and Rebeca Odino-Johnson). On information and belief, Blackwells alleges as follows:

INTRODUCTION AND NATURE OF THE ACTION

1. This case is about the right to vote.

2. Defendant Braemar is an underperforming real estate company that has been egregiously mismanaged by its board of directors (the "Board"). The Board is chaired by Defendant Montgomery J. Bennett, who in recent years has engaged in a troubling series of self-dealing transactions designed to further his own financial interests.

3. Under Mr. Bennett's leadership, the Company executed a series of three contracts under which it pays wildly above-market rates to so-called "external" firms. Those contracts are:

a. a management agreement with Ashford Hospitality Advisors LLC ("Ashford Hospitality"), under which the Company pays fees and reimbursements for "advisory" and "management" services;

b. management agreements with Remington Lodging & Hospitality, LLC ("Remington Lodging"), under which the Company pays fees and reimbursements for hotel management and hospitality services; and

c. an agreement with Premier Project Management LLC ("Premier"), under which the Company pays for certain maintenance and construction services.

4. Ashford Hospitality, Remington Lodging, and Premier are all subsidiaries of Ashford Inc., in which Mr. Bennett owns a significant equity stake. Mr. Bennett is the Chief Executive Officer of Ashford Inc. and the Chairman of Ashford Inc.'s board of directors.

5. The web of business dealings described above has allowed Mr. Bennett to use Braemar's resources to broker numerous transactions that have personally enriched Mr. Bennett and his family, but do not serve the best interests of the Company's shareholders.

6. Plaintiff Blackwells is an investment manager with a reputation for unlocking shareholder value by spearheading governance reforms at mismanaged companies.

7. After conducting extensive research on the Company, Blackwells reached the conclusion that changes in the composition of the Company's Board could unlock significant value for Blackwells and other shareholders of the Company. So in June 2023, Blackwells moved shares in the Company into record form.[1] And in January 2024, Blackwells sent the Company a letter requesting a copy of the questionnaire that nominees to the Company's Board must submit prior

[1] The Company's Bylaws do not permit shareholders that own shares of the Company only through their stockbrokers (in "street name") to nominate directors. Instead, the Bylaws only allow shareholders that own and hold shares with the Company's stock transfer agent and appear on a list of registered shareholders maintained by the transfer agent (in "record form") to do so.

to standing for election to become directors (the "Questionnaire"). These steps initiated what is known as a "proxy contest," which occurs when a shareholder such as Blackwells attempts to persuade other shareholders in a company to use their proxy votes to install new corporate directors or force other reforms to corporate governance.

8. The Board responded to Blackwells' request for the Questionnaire by voting in bad faith to amend the Company's Bylaws so as to make it unreasonably difficult—if not outright impossible—for shareholders to nominate candidates to oppose incumbent directors. The Bylaw amendments require nominating shareholders to make a wide variety of onerous disclosures. Those disclosure requirements go far beyond any similar requirements contained in the bylaws of the Company's peers; they are not proportionate to any legitimate information-gathering need, and they clearly serve no legitimate business purpose. The Bylaw amendments also contain numerous ambiguous and subjective phrases designed to function as "trip wires" that would allow the Company to reject supposedly "deficient" nominations in its unfettered discretion. The Bylaw amendments were purpose-built to chill shareholders' rights to participate in the corporate franchise, a pillar of which is shareholders' entitlement to free and fair elections for directors.

9. The amendments were the exact inverse of legitimate Bylaw amendments effected on a proverbial "clear day": They were adopted just **one week** after the Company became aware of the forthcoming proxy fight, and they include features tailor-made to burden potential nominations by Blackwells in particular. These amendments were adopted in bad faith by the members of the Board in an effort to (1) entrench the incumbent directors' power and (2) stifle shareholder-led reforms that might imperil sweetheart deals those directors have brokered for themselves, or otherwise uncover the troubling details that enabled such deals to begin with.

10. In March 2024, Blackwells formally notified the Company of its intent to nominate four highly-qualified individuals for election to the Company's Board and submit business proposals for consideration at the upcoming May 15, 2024 Annual Meeting. The Company sent Blackwells a letter two weeks later that purported to "reject and disregard" Blackwells' nominees. According to that letter, Blackwells' nomination notice supposedly failed to comply with certain of the Company's "advance notice bylaws," which require a shareholder who nominates director candidates or submits business proposals to make certain disclosures to the Company regarding those nominations or business proposals. The Company's rejection letter was rife with inaccuracies, contained numerous misrepresentations and falsehoods, and rested at bottom on several objectively incorrect readings of the Company's Bylaws.

11. After rejecting Blackwells' nominees, the Company embarked on an aggressive campaign to ensure that the Company's shareholders would not be able to leverage their voting rights to oust the incumbent directors. As detailed below, the Company's conduct during the proxy fight has violated the securities laws in various respects. Among other things, the Company made a number of false and misleading statements about Blackwells in a press release issued on March 25, 2024, and then failed to file that press release with the Securities and Exchange Commission ("SEC") as soliciting material, thus committing two independent violations of the Securities Exchange Act of 1934 ("Exchange Act") and the SEC's implementing regulations for the same.

12. Moreover, the Company has unlawfully failed to disclose to the SEC and the public that an undisclosed participant in its proxy campaign is a "newspaper" called *The Dallas Express*. Mr. Bennett finances and publishes *The Dallas Express*. Actual journalists have characterized *The Dallas Express* as a "propaganda site." From November 2023 to January 2024, *The Dallas Express* ran a series of five articles about Blackwells and Jason Aintabi, who is Blackwells' Chief

Investment Officer. Those articles included a number of false and misleading claims about Blackwells and Mr. Aintabi, and were clearly published at Mr. Bennett's behest with the intent of influencing the Company's shareholders and directors with respect to a proxy contest that Mr. Bennett knew was impending. Mr. Bennett's efforts to leverage *The Dallas Express* as his personal mouthpiece during the proxy fight are consistent with his long-running pattern of engaging in "pay-to-play" journalism, which was previously the subject of a 2020 article in *The New York Times*. The Company's failure to disclose *The Dallas Express* as a proxy participant is a plain violation of the Exchange Act, as are *The Dallas Express*'s numerous false and misleading statements in the hit pieces it published against Mr. Aintabi.

13. In lieu of attempting to engage with Blackwells regarding its concerns about the Company and its proposals for reform, the Company opted to sue Blackwells in this Court on the same day that they sent Blackwells the rejection letter. That lawsuit, styled *Braemar Hotels & Resorts Inc. v. Blackwells Capital LLC et al.*, was docketed as case number 3:24-cv-00707 and assigned to the Honorable Sam A. Lindsay. The Company's lawsuit seeks, among other things, a declaration that Blackwells' nominations were improper and were therefore validly rejected.

14. But in fact the opposite is true. Blackwells' nomination notice fully complied with the advance-notice provisions in the Company's Bylaws, and the Company's rejection of that notice was therefore wrongful and illegal. And in any case, the amended Bylaws that Blackwells purportedly violated are themselves invalid under Maryland law because they improperly and unfairly infringe shareholders' rights to nominate and vote for directors of their choice.

15. Through this lawsuit, Blackwells seeks a declaration that its nominations were valid. Blackwells also seeks to hold the Company accountable for breaching its Bylaws, which are a contract with the Company's shareholders. To the extent that the Blackwells nominations

are found to be invalid under the Bylaws, Blackwells seeks in the alternative a declaration that the relevant provisions of the Bylaws are unlawful and unenforceable. Blackwells also seeks through this lawsuit to hold the Company liable for numerous substantive and procedural violations of the securities laws, which are unfairly influencing the ongoing proxy contest.

JURISDICTION AND VENUE

16. This Court has subject-matter jurisdiction under 28 U.S.C. § 1331 because this case arises under Section 14(a) of the Exchange Act and the implementing regulations promulgated thereunder by the SEC. *See* 15 U.S.C. § 78n(a) ("Section 14(a)"); 17 C.F.R. § 240.14a ("Regulation 14A"). As detailed below, Blackwells alleges that Defendants have committed a variety of substantive and procedural violations of Section 14(a) and Regulation 14A.

17. This Court also has competent subject-matter jurisdiction under 28 U.S.C. § 1332(a) because the matter in controversy exceeds the sum of $75,000, exclusive of interest and costs, and because the parties to this lawsuit are citizens of different States.

18. This Court also has supplemental jurisdiction over Blackwells' state-law claims under 28 U.S.C. § 1367(a) because those claims are so related to Blackwells' federal claims that they form part of the same case or controversy under Article III of the United States Constitution.

19. This Court has authority to grant declaratory and injunctive relief under the Declaratory Judgment Act, 28 U.S.C. §§ 2201–02, and under its inherent equitable powers.

20. Venue is proper in this District because "a substantial part of the events or omissions giving rise to the claim occurred" in Dallas, Texas, 28 U.S.C. § 1391(b)(2), and because Defendants conduct business and may be found in Dallas, Texas, 15 U.S.C. § 78aa(a). The Company maintains its principal place of business in Dallas, Texas; conducts its Board-level decisionmaking in Dallas, Texas; has violated Section 14(a) and Regulation 14A via speech and

conduct that occurred in Dallas, Texas; and, on information and belief, prepared and sent various communications regarding the Blackwells Nomination Notice from Dallas, Texas.

21. This Court has competent personal jurisdiction over the Defendants because the Company maintains its principal place of business in Dallas, Texas and because Defendants have personally availed themselves of conducting business in Texas.

PARTIES

A. Plaintiff

22. Plaintiff Blackwells Capital LLC is a Delaware limited liability company whose principal place of business is located at 400 Park Avenue, 4th Floor, in New York, New York 10022. The sole member and 100% owner of Blackwells Capital LLC is Blackwells Holding Co. LLC, which is a Delaware limited liability company. The sole member and 100% owner of Blackwells Holding Co. LLC is Vandewater Capital Holdings, LLC, which is a Delaware limited liability company. The sole member and 100% owner of Vandewater Capital Holdings, LLC is Jason Aintabi, who is a natural person domiciled in Florida. Mr. Aintabi is a U.S. citizen.

23. Blackwells is a multi-strategy investment firm that was founded by Mr. Aintabi in 2016. Blackwells makes investments in securities, and engages with management and boards, to help unlock value for stakeholders. Although Blackwells has especially significant experience in the real estate investment trust ("REIT") sector, it has made investments in public and private companies across many different parts of the American economy. Blackwells' principals have served on boards of heavy-industry, media, energy, technology, and real estate companies.

24. Blackwells has been a record holder of common stock in the Company since June 27, 2023. Blackwells (collectively with its affiliates Blackwells Onshore I LLC; Blackwells Holding Co. LLC; Vandewater Capital Holdings, LLC; Blackwells Asset Management LLC; BW Coinvest Management I LLC; and Mr. Aintabi) is the Company's tenth largest shareholder.

B. Defendants

25. Defendant Braemar Hotels & Resorts Inc. is a publicly traded Maryland corporation (NYSE: BHR, BHR-PB, BHR-PD) that owns 16 hotel properties. The Company is taxed as a REIT under the Internal Revenue Code. The Company's principal place of business is located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

26. The Company is externally managed by Ashford Inc. and its subsidiary, Ashford Hospitality.

27. Defendant Montgomery J. Bennett is the Chairman of the Company's Board. Mr. Bennett is also the Chief Executive Officer and Chairman of the board of directors of Ashford Inc., in which he and his family own a significant equity stake. *See infra* ¶ 43. On information and belief, Mr. Bennett is a natural person domiciled in Texas.

28. Defendant Stefani Danielle Carter is "Lead Director" on the Company's Board. On information and belief, Ms. Carter is a natural person domiciled in Texas.

29. Defendant Richard J. Stockton is a member of the Company's Board who also serves as Chief Executive Officer and President of the Company. Mr. Stockton is also the Senior Managing Director and Head of Acquisitions for Ashford Inc. On information and belief, Mr. Stockton is a natural person domiciled in Texas.

30. Defendant Kenneth H. Fearn, Jr. is a member of the Company's Board. On information and belief, Mr. Fearn is a natural person domiciled in California.

31. Defendant Abteen Vaziri is a member of the Company's Board. On information and belief, Mr. Vaziri is a natural person domiciled in Texas.

32. Defendant Mary Candace Evans is a member of the Company's Board. On information and belief, Ms. Evans is a natural person domiciled in Texas.

33. Defendant Matthew D. Rinaldi is a member of the Company's Board. On information and belief, Mr. Rinaldi is a natural person domiciled in Texas.

34. Defendant Rebeca Odino-Johnson is a member of the Company's Board. On information and belief, Ms. Odino-Johnson is a natural person domiciled in Texas.

FACTS

A. The Company's Egregious Mismanagement and Self-Dealing

35. Over the course of the last three-, five-, and ten-year periods, the Company has delivered abysmal returns for its shareholders. The Company's stock price has declined by almost 90 percent in the last four years alone. *See Braemar Hotels & Resorts Inc. (BHR:NYSE)*, CNBC, https://perma.cc/6Z9KMRYK (showing decline of stock price from a high of $13.71 in April 2020 to below $2.00 in April 2024).

36. One financial analyst noted in 2023 that the Company's "share price, a reflection of market sentiment, shows a long-term decline" and that the Company's "share price has fallen continuously over the past decade." Philip Wang, *Braemar Hotels & Resorts: Bad Q2, Even Worse Balance Sheet*, Seeking Alpha (Aug. 8, 2023).

37. The Company is managed pursuant to an external management agreement with Ashford Inc., through which the Company pays fees and reimbursements to Ashford Inc. and its subsidiaries that dramatically exceed market rates. The Company's 2023 Form 10-K discloses that Ashford Hospitality acts as the Company's advisor. The Company relies on Ashford Hospitality to provide, or obtain on the Company's behalf, the personnel and services necessary for the Company's business. The Company has no employees of its own. Ashford Hospitality has the right to require the Company to include two persons it designates as candidates for election as directors at any stockholder meeting at which Company directors are to be elected.

38. The Company's 2023 Form 10-K conceded that "[t]he aggregate amount of fees and expense reimbursements paid to our advisor will exceed the average of internalized expenses of our industry peers" and that "there may be times when the total amount of fees and incentives paid to our advisor greatly exceeds the average of internalized expenses of our industry peers." The same report conceded that the Company "must pay a minimum advisory fee to [Ashford Hospitality] regardless of [the Company's] performance."

39. The Company's 2023 Form 10-K discloses that the Company is also "required to make minimum base hotel management fee payments under [its] hotel management agreements" with Remington Lodging, which is "a subsidiary of Ashford Inc."

40. The Company's 2023 Form 10-K discloses that the Company receives design and construction services through Premier, which is yet another subsidiary of Ashford Inc.

41. The Company disclosed in its most recent Form 10-K that in 2023 the Company paid advisory services fees of approximately $31.1 million and additional fees for products or services of approximately $30.2 million, all of which was paid to Ashford and its affiliates.[2] Over the last ten years, management fees paid by the Company to Ashford Affiliates have grown by over **575 percent**. Those fees now represent almost half the market value of the Company. Remarkably, the Company's operating load as a percentage of its market capitalization is higher than 70 percent, which is approximately **fourteen times higher** than the average among the Company's peer hotel REITs. The Company's extraordinarily high operating expenses and "fee" obligations are a major cause for concern among the Company's shareholders.[3]

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[2] This Complaint will refer to Ashford Inc., Ashford Hospitality, Remington Lodging, and Premier as the "Ashford Affiliates."

[3] Blackwells' recent dealings with the Company have revealed that Mr. Bennett and Ashford apparently believe they would be owed a comically high "termination fee" in the event that the Company's advisory agreement with Ashford Hospitality were terminated. The exact amount of

42. The Company's 2023 Form 10-K acknowledged that "[c]onflicts of interest with Remington Hospitality and Premier, each of which is a subsidiary of Ashford Inc., could result in [the Company's] management acting other than in our stockholders' best interest."

43. Mr. Bennett is the Chairman of both the Company's Board and Ashford Inc.'s board, and he is personally enriched by the Company's agreements with the Ashford Affiliates. The Company's 2023 Form 10-K discloses that Mr. Bennett and his father own approximately 19 percent of Ashford Inc., plus convertible stock that, if converted, would increase their ownership percentage in Ashford Inc. to 65 percent. Mr. Bennett told the *Dallas Morning News* in 2020 that "my family and I own the vast majority of preferred stock at Ashford Inc." Natalie Walters, *Villain or Victim? How Dallas Hotelier Monty Bennett Became PPP's Face of Corporate Greed*, Dallas Morning News (July 5, 2020), https://perma.cc/67PL-3EST.

44. In 2020, "Brookfield Asset Management, an Ashford lender, accused Ashford in a letter of committing a 'fraudulent scheme' by moving money between entities." Patrick Sisson, *Monty Bennett's Fire and Brimstone Journey*, The Real Deal (May 1, 2023), https://perma.cc/Q2KR-B2A8.

45. The Company's 2023 Form 10-K conceded that "[t]he potential for conflicts of interest as a result of our management structure may provoke dissident stockholder activities that result in significant costs" and that "actual and potential conflicts of interest with Ashford" were a "risk factor" that could lead the Company's financial results to vary from the Company's predictive, forward-looking statements. The same Form 10-K acknowledged that some individuals

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that termination fee depends on financial metrics of Ashford Hospitality and opaque formulas that the Ashford Affiliates have brokered among themselves. In Blackwells' estimation, the "termination fee" that Mr. Bennett believes he and the Ashford Affiliates would be owed outstrips the entire market capitalization of Braemar, which is currently approximately $130 million.

have "dual responsibilities" as officers or directors of both the Company and Ashford Affiliates. According to that Form 10-K, those "dual responsibilities may create conflicts of interest" that result in decisions which benefit Ashford Affiliates "more than they benefit [the C]ompany."

46. The Company's 2023 Form 10-K acknowledged that Mr. Bennett's "ownership interests in and management obligations to Ashford Inc. present him with conflicts of interest in making management decisions related to the commercial arrangements between [the Company] and Ashford Inc., and his management obligations to Ashford Inc. reduce the time and effort he spends overseeing [the Company]."

47. In addition to Mr. Bennett, Ashford Inc. and the Company also share other officers and directors. Defendant Richard J. Stockton is a member of the Company's Board who also serves as the Senior Managing Director and Head of Acquisitions for Ashford Inc. Non-party Deric S. Eubanks is the Chief Financial Officer of both the Company and Ashford Inc. And non-party Alex Rose is the General Counsel and Secretary of both the Board and Ashford Inc.

48. One analyst recently noted that "it is clear" that "conflicts exist among the various Ashford entities." Rob Schneider, *Braemar Hotels Faces Board Challenge from Activist Investor*, Hotel Investment Today (Mar. 25, 2024), https://perma.cc/WA62-T8MR.

49. The Company's Form 10-K acknowledged that "Ashford [Hospitality] and its employees, some of whom are our executive officers, face competing demands relating to their time and this may adversely affect [the Company's] operations." The Company's 2023 Form 10-K also stated that Ashford Hospitality and its affiliates are not obligated to dedicate any of their respective employees exclusively to the Company.

50. Conflicts of interest are so ubiquitous at the Company and the Ashford Affiliates that the Company has created a Related Party Transactions Committee ("Conflicts Committee")

with power to approve self-dealing transactions that affect the Company. Committees of this type are exceedingly uncommon, especially at REITs. According to the Company's most recent Form 10-K, the so-called "independent" members of the Conflicts Committee include Mr. Rinaldi and Ms. Carter—both of whom are long-time loyalists of Mr. Bennett. *Texas Monthly* recently reported that Mr. Rinaldi "had been made an asset of the Bennett empire" when Mr. Bennett "made Rinaldi a director of one of his [REITs]" even though "[t]his was a dramatic departure from Rinaldi's work experience." Christopher Hooks, *Sinners in the Hands of an Angry GOP*, Texas Monthly (Dec. 2023), https://perma.cc/X82Q-GC5G. That article reported that Mr. Rinaldi "caught a lucky break" when "he met Monty Bennett," who helped "fund Rinaldi's tentative first steps into elected politics." *Id.* Mr. Rinaldi was later elected to the Texas Legislature. The same article went on to report that "Rinaldi was not the only future state representative" that Mr. Bennett employed in his effort to "gain influence in the Legislature." *Id.* Mr. Bennett also "acquired . . . Stefani Carter, who represented a Dallas-area district in the [Texas] House from 2011 to 2015," and who now serves together with Mr. Rinaldi as an "independent" director of Braemar. *Id.*[4] The Company's most recent Form 10-K acknowledged, in an understatement for the ages, that the Conflicts Committee "may not be adequate to address all of the conflicts that may arise."

51. In lieu of engaging with shareholders on potential reforms that might unlock value, the Board has opted to severely limit shareholder rights. The Corporation's Bylaws vest unilateral power to amend the Bylaws in the Board, denying shareholders a voice in governance practices.

[4] In March 2016, the Company's predecessor entity claimed in a public presentation that Ms. Carter was an "independent" director despite the fact that "Monty Bennett has contributed to [her] political campaigns." Questions and Answers, *Ashford Hospitality Prime* (Mar. 2016), https://perma.cc/GW9W-XBK2.

As described in paragraphs 68 to 76, the Board invoked that power to unilaterally amend the Bylaws to make notice requirements for Board nominations exceedingly stringent and onerous.

B. Blackwells Attempts to Unlock Value for the Company's Shareholders By Proposing to Acquire the Company

52. On October 21, 2023, Blackwells sent a letter to the Company (the "Blackwells October 21 Letter"). That letter expressed Blackwells' grave concern with the damage that had been caused to the Company and its shareholders by the Board's acquiescence in a management arrangement that enriches Mr. Bennett and the Ashford Affiliates, but causes material losses for shareholders. The Blackwells October 21 Letter demanded that the Board investigate potential breaches of fiduciary duty and suggested several reforms which would provide better returns for shareholders and prevent further self-dealing.

53. On December 1, 2023, Mr. Aintabi sent a letter to the Company's Board (the "Blackwells December 1 Letter"). The Blackwells December 1 Letter made a "preliminary proposal" for Blackwells to acquire 100% of the outstanding equity interests in the Company (the "Proposed Acquisition"). Blackwells, in its opening salvo, proposed an all-cash deal in which it would acquire the Company for $4.50 a share, which was more than double the Company's then-existing stock price.

54. On December 22, 2023, Blackwells sent the Company a second letter that reiterated Blackwells' interest in acquiring the Company. At the Company's request, this second letter also provided additional information on Blackwells' potential sources of funding for the Proposed Acquisition. The second letter also offered to provide additional confidential information related to potential financing sources if the Company were to confirm that it had interest in engaging in a confidential discussion with regard to Blackwells' Proposed Acquisition.

55. On January 9, 2024, two members of the Company's Board wrote a letter to Blackwells responding to the Blackwells October 21 Letter (the "Company's January 9 Letter"). The Company's January 9 Letter dismissed Blackwells' concerns and stated that the Company would refuse Blackwells' demands to take the actions requested in the Blackwells October 21 Letter.

56. The stated basis for the Board's decision was an "internal investigation" conducted by Holland & Knight, which has previously represented Mr. Bennett and one of the Ashford Affiliates in responding to accusations of misconduct. That conflicted firm never bothered to contact Blackwells during its "investigation" concerning the Blackwells October 21 Letter.

C. <u>Blackwells Nominates Four Individuals to Serve as Directors of the Company</u>

57. Between late December and early January 2024, Blackwells reevaluated its interest in acquiring the Company. Blackwells ultimately abandoned its intent to acquire the Company and instead decided to pursue a different course—*i.e.*, unlocking shareholder value by having new, reform-minded directors elected to the Company's Board.

58. Blackwells' decision to abandon its effort to acquire the Company was based on a number of factors, including, among others: (1) the refusal of the Company's Board to reasonably consider Blackwells' Proposed Acquisition; (2) attempts by the Company, Mr. Bennett, and Mr. Bennett's agents to misrepresent Blackwells' intentions, including by having *The Dallas Express* publish hit pieces on Blackwells and Mr. Aintabi; (3) the Company's efforts to ignore Blackwells' demands to investigate the Company's external management arrangement; (4) recent amendments to the Company's Bylaws that had the effect of further enriching Mr. Bennett and complicating options to create shareholder value; and (5) Blackwells' belief that independent voices are needed in the Company's boardroom, among other reasons because those voices are necessary to ensure that any future transaction is in the best interests of shareholders and will not result in a windfall

for Mr. Bennett and his loyalists.

59. On January 2, 2024, Blackwells requested from the Company the Questionnaire that nominees to the Company's Board must submit to the Company prior to standing for election.

60. On January 17, 2024, fifteen days after Blackwells' initial request, the Company sent Blackwells a copy of the Questionnaire.[5]

61. On March 10, 2024, Blackwells sent the Company a letter (the "Blackwells March 10 Letter") formally re-confirming that it was "withdraw[ing] any interest [Blackwells] had in a transaction with Braemar." The letter also explained that the Company's recent behavior had "reinforced [Blackwells'] belief that Braemar needs new voices in the boardroom."

62. Also on March 10, 2024, Blackwells timely sent the Company a notice of its intent to nominate four highly qualified individuals for election to the Company's Board at its upcoming 2024 Annual Meeting (the "Blackwells Nomination Notice"). Blackwells nominated as director candidates Jennifer M. Hill, Betsy L. McCoy, Steven J. Pully, and Michael Cricenti (together, the "Blackwells Nominees")—all of whom are experienced business professionals who would facilitate much-needed changes at the Company.

63. The Blackwells Nomination Notice also made a number of business proposals to be brought before the shareholders at the Company's 2024 Annual Meeting (the "Blackwells Business Proposals"). Blackwells proposed that the Company amend its unfair advance-notice Bylaws; revise its Corporate Governance Guidelines; disclose any extraordinary transactions

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[5] The Questionnaire that was ultimately produced was off-market in a number of ways, and it required a level disclosure far beyond the disclosures that are ordinarily required to be included in director and officer questionnaires. Among other things, the Questionnaire requires great detail about every single job that the nominees have ever held, **without any time limitation**. Most questionnaires contain a reasonable lookback, often five years—the same as the requirement for disclosure about business experience contained in Item 401(e) of Regulation S-K.

proposals made in the last two years; and disclose all compensation paid by the Company to *The Dallas Express* its employees, directors, or agents.

64. The Blackwells Nomination Notice contained as its Exhibit C a 90-page slide deck (the "December 2023 Slide Deck").[6] The December 2023 Slide Deck included information discussing the benefits of a potential "take private" transaction involving the Company.

65. The Blackwells Nomination Notice stated that, "[w]hile [Blackwells] currently has no intention to pursue an acquisition of the [Company], [Blackwells] could in the future make a bid to acquire the [Company]."

D. The Company Responds to Blackwells' Campaign by Adopting Illegal Bylaws

66. The Company's Bylaws, which are attached hereto as Exhibit A, are a contract between the Company and its shareholders. The Bylaws, and any dispute related to a construction of those Bylaws, are governed by the law of Maryland, where the Company is incorporated.

67. Article I, Section 11 of the Company's Bylaws contains "Advance Notice Requirements." Advance notice bylaws impose limitations on when and how stockholders may nominate director candidates for election at a company's annual meeting. When employed fairly, advance notice bylaws can serve the legitimate purpose of ensuring that a company's shareholders have information necessary to evaluate candidates to become directors. However, advance notice bylaws can be abused by poorly performing companies to entrench the power of incumbent directors and combat attempts at shareholder-driven reform. *See* Michael R. Levin, *Advance*

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[6] Although the slide deck was prepared in December 2023, the cover of the slide deck that was sent to the Company incorrectly listed "March 2024" as its date. As Blackwells later explained in a supplement to its nomination notice that was sent to the Company on March 26, 2024, the date listed on the first page of the slide deck was inadvertently changed from "December 2023" to "March 2024" during the redaction process performed by Blackwells' counsel prior to transmitting the deck to the Company as an exhibit to the Blackwells Nomination Notice. *See infra* ¶ 123. The version of the slide deck that was provided by Blackwells to its counsel was dated December 2023.

Notice in Bylaws, The Activist Investor (2015), https://perma.cc/WAB4-RQ3U.

68. On January 9, 2024, the Company adopted an amendment to its Bylaws which it claimed would "enhance[]" those Bylaws' Advance Notice Requirements. These Bylaw amendments were not made on a "clear day" because they were implemented (1) just **one week** after Blackwells requested the Questionnaire and (2) after Blackwells moved shares into record name some six months earlier, both of which were signals that made the Company aware of an impending proxy contest.

69. The January 2024 Bylaw Amendments added a new provision at Article I, Section 11(a)(3)(D)(iv) of the Bylaws. That new provision reads as follows:

> in the event that any of the stockholder, the Proposed Nominee or the Stockholder Associated Person has in the twenty-four months immediately preceding the date of such notice made a proposal to acquire control of the [Company] (whether through the acquisition of a majority of the outstanding securities of the [Company], the acquisition of all or substantially all of the [Company's] assets or otherwise), all information relating to the stockholder, the Proposed Nominee or the Stockholder Associated Person that would be disclosed in any notices, forms or filings required by U.S. federal laws or the rules and regulations of any agency, department or other instrumentality of the U.S. federal government ("U.S. Federal Agency") in connection with the direct or indirect acquisition by such person of control of the [Company] (including (i) all information that would be set forth under any U.S. federal laws or the rules and regulations of any U.S. Federal Agency that have been proposed and not withdrawn and (ii) all information that would be set forth in a voluntary filing made by an acquiror in connection with any transaction subject to the jurisdiction of any U.S. Federal Agency).

70. This change to the Bylaws, which imposed especially burdensome disclosure burdens on anyone who had "made a proposal to acquire the Company" in "the twenty-four months immediately preceding" its nomination notice, appears to have been intended to target Blackwells. At the time of the January 2024 Bylaw Amendments, the Board knew that Blackwells was part of a tiny category of shareholders who had offered to purchase the Company in the preceding two years.

71. The January 2024 Bylaw Amendments also made material changes to Article I, Section 11(a)(6) of the Bylaws. The post-amendment version of that section of the Bylaws is reproduced below, with the new amended material rendered in italics:

> For purposes of this Section 11, *a* "Stockholder Associated Person" of any stockholder shall mean *any person (and such person's affiliates and associates): (i)* acting in concert with such stockholder; (ii) *that has formed, or is acting together as, a group with such stockholder (or such stockholder's affiliates or associates) for the purposes of acquiring, holding, voting or disposing Company Securities, regardless of whether such person is party to any written or unwritten agreement, arrangement or understanding; (iii) that shares, or with which is shared, information about an upcoming Schedule 13D filing (or amendment thereto) that such person and/or such stockholder and/or their respective affiliates and associates will be required to make, to the extent such information is not yet public and communicated with the purpose of causing others to make purchases, and such person and/or such stockholder and/or their respective affiliates and associates subsequently purchases Company Securities based on such information; (iv) that has entered into any pooling arrangement, whether formal or informal, written or unwritten, with such stockholder; (v) that, together with such stockholder and/or its affiliates and associates, has engaged in activities*[7] *undertaken with the purpose or effect of changing or influencing control of the [Company] or in connection with or as a participant in any transaction having such purpose or effect; (vi) that has taken concerted actions related to Company Securities where such person and such stockholder are directly or indirectly obligated to take such concerted action; (vii) that is the* beneficial owner of shares of stock of the [Company] owned of record or beneficially by such stockholder (other than a stockholder that is a depositary)*; or (viii)* directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or *any other* Stockholder Associated Person.

72. When read together, the 2024 Bylaw Amendments require any nominating shareholder who has made a bid to acquire the Company within the preceding two years to disclose, with respect to both itself and any "Stockholder Associated Person," "all information . . . that would be disclosed in any notices, forms or filings required by U.S. federal laws or the rules and regulations of any agency," including voluntary filings. That disclosure requirement is extremely onerous and serves no legitimate business purpose. On information and belief, there is

[7] The term "engaged in activities" is not defined in the Bylaws.

no other company incorporated in Maryland that requires this level of disclosure in connection with stockholder nominations.

73. The January 2024 Bylaw Amendments are incoherent. They are riddled with ambiguous language that was designed to (1) visit impossible burdens on nominating shareholders and (2) allow the Company's directors to reject **any** shareholder nomination. The explanatory Current Report on Form 8-K that the Company filed with the SEC after adopting the January 2024 Bylaw Amendments did not provide any details on the meaning of the ambiguous Bylaw amendments, nor any clues about how the Company would interpret their subjective language.

74. Article I, Section 11(a)(3)(D)(iv) of the Bylaws requires nominating shareholders to disclose "all information" that would be "disclosed in any notices," but does not state whether a nominating shareholder is required to (1) make only those disclosures that would have been required had the actual acquisition bid made by the nominating shareholder been formally proposed and consummated, or instead (2) make all disclosures that **any** potential acquiror would have had to make in connection with **any** hypothetical acquisition bid (*e.g.*, a stock/stock offer made by a public company, which would require a large amount of disclosures).

75. On February 27, 2024, the Company adopted an additional amendment to its Bylaws. That amendment reduced the quorum required for any matter proposed by the Board at an annual meeting from a simple majority to one-third of all votes entitled to be cast at the meeting. The purpose of this amendment was to disenfranchise shareholders by enabling the Company to simultaneously (1) discard all votes made on Blackwells' proxy card and (2) nonetheless claim that the meeting was valid because more than one-third of all votes entitled to be cast at the meeting were cast.

76. The 2024 Bylaw Amendments, which were made shortly after the Company

became aware that Blackwells might wage a proxy campaign against the incumbent directors, were not made on a "clear day." They are egregious attempts to chill participation in corporate elections.

77. Before the 2024 Bylaw Amendments, the Company's Bylaws included a number of other Advance Notice Requirements. As relevant here, those requirements included:

i. Article I, Section 11(a)(3)(C)(iv) of the Bylaws, which requires a nominating stockholder to disclose any "substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the [Company]), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the [Company]";

ii. Article I, Section 11(a)(3)(D)(iii) of the Bylaws, which requires that the stockholder's notice set forth "all information relating to the stockholder, the Proposed Nominee or the Stockholder Associated Person that would be required to be disclosed in connection with the solicitation of proxies pursuant to Regulation 14A (or any successor provision) under the Exchange Act"[8]; and

iii. Article I, Section 11(a)(4) of the Bylaws, which requires that the notice be accompanied by "a completed Proposed Nominee questionnaire" that will "be provided by the [Company]."[9]

78. At all times relevant to this case, the Bylaws also included language specifying when shareholders could make, and correct, nomination notices. Article I, Section 11(a)(2) of the Bylaws requires that stockholders must give notice in writing to the Company if they intend to nominate a director, and that such notice "shall be delivered to the [Company's] secretary . . . not earlier than the 90th day nor later than 5:00 p.m., Eastern Time, on the 60th day prior to the first anniversary of the date of the preceding year's annual meeting."

79. Article I, Section 11(c)(1) of the Bylaws provides that, if any information submitted

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[8] Regulation 14A requires disclosure of, among other things, "any arrangement or understanding . . . with respect to any future transactions to which the registrant or any of its affiliates will or may be a party." 17 C.F.R. § 240.14a-101, Item 5(b)(1).

[9] The Bylaws do not require that a nominating shareholder's disclosures be internally consistent.

in a nomination notice "shall be inaccurate in any material respect," then the stockholder "shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information."

80. A notification of an "inaccuracy or change" made by a nominating stockholder is timely if provided to the Company "within two Business Days" after the stockholder becomes "aware of such inaccuracy or change," regardless of whether the stockholder's notification is made within the 30-day window specified in Article I, Section 11(a)(2) of the Bylaws. The provision of the Bylaws permitting supplements, changes, and revisions would be rendered meaningless if shareholders were not permitted to make such changes after their initial nomination notices had been sent to the Company.

E. Mr. Bennett Repeatedly Uses His Mouthpiece *The Dallas Express* to Spread False and Misleading Statements About Blackwells and Mr. Aintabi, Without Ever Disclosing His Pay-to-Play Journalism Tactics to the Public

81. In addition to serving as the chairman of the boards of both the Company and Ashford Inc., Mr. Bennett controls a "newspaper" known as *The Dallas Express*. *The Dallas Express* is a tax-exempt 501(c)(3) nonprofit organization. *The Dallas Express* has its principal place of business in Dallas, Texas, and is published in Dallas, Texas.

82. Mr. Bennett is the publisher of *The Dallas Express*.

83. Mr. Bennett is the President of *The Dallas Express*.

84. Mr. Bennett is a director of *The Dallas Express*.

85. Non-party Brian Wheeler is the "Lead Director" of Ashford Inc. and the Secretary of *The Dallas Express*. Mr. Wheeler is also a director of *The Dallas Express*.

86. Mr. Bennett became the publisher of *The Dallas Express* in 2021. From 1892 until approximately 1970, a publication known as *The Dallas Express* published articles of interest to the Black community in Dallas. The publication now known as *The Dallas Express* has published

what *D Magazine* recently described as "a mix of right-leaning opinion pieces, excitable crime reporting, and regurgitated press releases." Peter Simek, *The Real Story Behind the* Dallas Express, D Magazine (June 11, 2021), https://perma.cc/G6M2-VHSX. One journalist recently described *The Dallas Express* as having been "resurrected as [a] right wing propaganda site." Steven Monacelli, *Formerly Black Owned Dallas Express Resurrected As Right Wing Propaganda Site*, Dallas Weekly (Feb. 12, 2021), https://perma.cc/Z4FB-EM8J (capitalization altered).

87. On information and belief, *The Dallas Express* is an unprofitable enterprise that is being propped up by Mr. Bennett. In 2022, *The Dallas Express* had advertising revenues of approximately $24,000 and expenses of approximately $3 million. In the last two years, Mr. Bennett has made over $3.4 million in "donations" to *The Dallas Express*. The Company rejected a Blackwells Business Proposal that would have required disclosures regarding the connections between the Company, the Ashford Affiliates, and *The Dallas Express*.

88. In October 2020, *The New York Times* published a story that discussed Mr. Bennett's history of engaging in pay-to-play fake journalism. *See* Davey Alba & Jack Nicas, *As Local News Dies, a Pay-for-Play Network Rises in Its Place*, N.Y. Times (Oct. 18, 2020). That article indicated that Mr. Bennett had "ordered" news articles for publication, including, among others, articles about foreign policy that appeared in *DC Business Daily*. Mr. Bennett also ordered articles to lobby for the stimulus bill, which he believed would help Ashford Inc. Ashford Inc. and its affiliates received $69 million in federal loans, making them (collectively) the largest recipient of such loans. *See* Walters, *supra* ¶ 43; Sisson, *supra* ¶ 44. After being "cast as a face of corporate greed," Mr. Bennett was forced to return the money. Walters, *supra* ¶ 43.

89. In continuation of his prior pattern of pay-to-play journalism, Mr. Bennett has in recent years leveraged *The Dallas Express* as a mouthpiece for the Company, the Ashford

Affiliates, and himself. Mr. Bennett has repeatedly used *The Dallas Express* to disseminate false and misleading statements in an attempt to deceive and influence the Company's shareholders.

90. Shortly after the Company received the Blackwells October 21 Letter, *The Dallas Express* began publishing articles about Blackwells and Mr. Aintabi, as detailed below. Each of those articles was published after October 2023, which is when Mr. Bennett became aware of Blackwells' then-existing interest in acquiring the Company. Each of these articles was published with the intent to discredit Blackwells and Mr. Aintabi in the eyes of the Company's shareholders. Each of these articles was made with the intent of influencing the outcome of Blackwells' proxy fight against the Company. Tellingly, among the hundreds of articles that have been published about Blackwells and/or Mr. Aintabi, Blackwells is not aware of any other articles that have attempted to paint a picture similar to the one confected by *The Dallas Express*—and certainly is not aware of any publication that has published a **series** of hit pieces about Mr. Aintabi in an effort to influence a matter in which the publication's publisher has a financial interest.

91. The Company failed to file any of the articles referenced below as soliciting material, as is required by Section 14(a) and Regulation 14(A).

1. The November 1, 2023 *Dallas Express* Article

92. On November 1, 2023, *The Dallas Express* published an article entitled "Vinson & Elkins Helps New York Activist Investor Invade Texas." A copy of that article is available at https://perma.cc/T4P8-TXEH.

93. That article described Blackwells as a "corporate raider" and alleged that the Blackwells October 21 Letter, which was not then public but was available to Mr. Bennett in his capacity as one of the Company's directors, "ma[de] multiple unsupported claims." This statement was materially false and misleading because it misconstrues Blackwells' business history in a way calculated to affect the Company's shareholders' perception of Blackwells in the anticipated proxy

contest between Blackwells and the Company, and because the Blackwells October 21 Letter did not contain "multiple unsupported claims."

94. The article stated that Blackwells had previously "reached out to [the Company's] management team asking to enter a separate business partnership—a proposal that was rejected." This statement was also materially false and misleading.

95. The article quoted Mr. Bennett as having said that Mr. Aintabi "operates with family money almost exclusively" and "hopes that by harassing [Braemar] he can prove that he's worthy of managing his parents' money." These statements were materially false and misleading because they misconstrue Blackwells' ownership structure and who wields ultimate control over Blackwells, both of which are issues that the Company's shareholders are likely to consider in the proxy contest between Blackwells and the Company. In reality, Mr. Aintabi owns 100% of the equity in and wields full control over Blackwells and all related entities.[10]

96. The article reported that the Blackwells October 21 Letter had "urged the [C]ompany's leadership to terminate its advisory agreement with its advisor Ashford [Hospitality]," and opined that it was "unclear how this would help the shareholders of Braemar."

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[10] One journalist recently noted that the November 1, 2023 *Dallas Express* article is an example of "how the publication operates as a mouthpiece for its wealthy publisher" and how "Bennett wields the *Dallas Express* to attack his perceived enemies" in articles that tellingly have no "named byline." Steven Monacelli (@stevanzetti), Twitter (Apr. 10, 2024, 10:01 a.m., 10:17 a.m., 10:22 a.m.), https://perma.cc/38MC-AJZ7, https://perma.cc/YMP8-H8FV, https://perma.cc/ZGM4-8VVV. The same journalist (who Mr. Bennett has previously unsuccessfully sued for defamation) noted that it was "[i]ronic[]" for Mr. Bennett to "attack" Mr. Aintabi for purportedly "managing family money" given that Mr. Bennett himself "inherited family wealth."

2. The December 5, 2023 *Dallas Express* Article

97. On December 5, 2023, *The Dallas Express* published an article entitled "Blackwells' Aintabi Accused of Improper Conduct in Past Hotel Dealings." A copy of that article is available at https://perma.cc/2PSU-ZQLB.

98. That article again described the Blackwells October 21 Letter as "contain[ing] multiple unsupported claims." This statement was materially false and misleading because the Blackwells October 21 Letter did not "contain[] multiple unsupported claims."

99. The article claimed that Blackwells had "urged the [C]ompany's leadership to breach its contract with its advisor, which would trigger hundreds of millions of dollars in damages at Braemar." This statement was also materially false and misleading.

100. The article also alleged that Mr. Aintabi had made "a number of unsubstantiated claims" in an unrelated lawsuit. This statement was materially false and misleading because it misconstrues Mr. Aintabi's business history in a way calculated to discredit the reputation of Mr. Aintabi and Blackwells in advance of an anticipated proxy contest between the Company and Blackwells.

3. The December 8, 2023 *Dallas Express* Article

101. On December 8, 2023, *The Dallas Express* published an article entitled "Disney Shareholder: Self-Described 'Activist' Aintabi Has 'Questionable Personal and Business History.'" A copy of that article is available at https://perma.cc/Q5QP-5ST9.

102. That Article asserted that Mr. Aintabi had a "questionable personal and business history," has "developed a reputation as a publicity seeker," and is "known to engage in what could be described as retaliatory litigation." These statements were materially false and misleading because they improperly impugn Mr. Aintabi's character in a way calculated to influence the

opinions held by the Company's shareholders about Mr. Aintabi and Blackwells in advance of an anticipated proxy contest between the Company and Blackwells.

4. The December 17, 2023 *Dallas Express* Article

103. On December 17, 2023, *The Dallas Express* published an article entitled "Litigious Investor Aintabi Has History of Petty Lawsuits." A copy of that article is available at https://perma.cc/PL36-NQ5E.

104. That article claimed to present what it called "[m]ore evidence of seemingly retaliatory litigation" by Mr. Aintabi. This statement was materially false and misleading.

105. The December 17, 2023 article did not include any disclaimer regarding the relationship between Mr. Bennett, who is both the publisher of *The Dallas Express* and the chairman of the Company.

5. The January 9, 2024 *Dallas Express* Article

106. On January 9, 2024, *The Dallas Express* published an article entitled "'Activist' Investor Aintabi Reportedly 'Lied' and 'Schemed' Against Business Partner." A copy of that article is available at https://perma.cc/392E-T46T.

107. That article alleged a purported "pattern of alleged unethical behavior on the part of 'activist' investor Jason Aintabi," who the article said "seeks to inject himself into activist disputes way above his past experience level." These statements were materially false and misleading.

108. The article again asserted that Aintabi has "seemingly demonstrated a pattern of retaliatory behavior" and had "recently threatened litigation against *The Dallas Express* as well." The article did not disclose **why** Mr. Aintabi had threatened litigation against *The Dallas Express*.

109. The January 9, 2024 article did not include any disclaimer regarding the relationship between Mr. Bennett, who is both the publisher of *The Dallas Express* and the chairman of the Company.

F. The Company Wrongfully Rejects the Blackwells Nominees

110. On March 22, 2024, Blackwells filed its preliminary proxy statement with the SEC. That proxy statement announced that Blackwells was soliciting proxies from the Company's stockholders on multiple matters, including the election of Blackwells' Nominees to the Company's Board. Blackwells has already spent more than $2 million in connection with its proxy contest, and will spend millions more if necessary to unlock value for shareholders.

111. On March 24, 2024, the Company sent Blackwells' counsel a letter (the "Company's Rejection Letter") that purported to "reject[] and disregard[]" the Blackwells Nominees and the Blackwells Business Proposals. The Company's Rejection Letter identified three purported deficiencies in the Blackwells Nomination Notice, as detailed below.

112. First, the Company's Rejection Letter wrongly claimed that Blackwells had violated Regulation 14A and Article I, Sections 11(a)(3)(C) and 11(a)(3)(D)(iii) of the Bylaws by stating in the Blackwells Nomination Notice that Blackwells "currently has no interest in making an offer to acquire the [C]ompany." The Company believed that representation to be "false" and "not credible." The Company's Rejection Letter interpreted the December 2023 Slide Deck to mean that, as of March 10, 2024, Blackwells continued to maintain an interest in acquiring the Company. The Company's Rejection Letter also stated that the "Company believes that Blackwells currently intends to pursue an acquisition of . . . the Company" because "spending $5,000,000 on a proxy campaign in light of Blackwells' small ownership stake defies economic sense" and would not be rational unless Blackwells intended to acquire the Company.

113. The Company's first stated basis for rejecting the Blackwells Nomination Notice is wholly unreasonable, materially inaccurate, contrary to the Bylaws, and illegal. The Blackwells Nomination Notice's representation that Blackwells had no present intent to acquire the Company was truthful and accurate, and the Company's contrary determination appears to have been based on its misimpression that the **December 2023** Slide Deck represented Blackwells' views as of **March 2024**. Moreover, the fact that Blackwells owned what the Company described as a "small ownership stake" in the Company as of the time of the Blackwells Nomination Notice is irrelevant to the question of whether Blackwells had a present intent to acquire the Company at that time. In any case, it is not clear what more Blackwells possibly could have disclosed, given that its Nomination Notice openly noted that Blackwells "could **in the future** make a bid to acquire the [Company]" (emphasis added). If the Company wants to try to convince its shareholders that Blackwells was lying in its nomination notice, the Company is free to do so. But what the Company **cannot** do is strip shareholders of the right to make their own decisions about the Blackwells Nominees.

114. Second, the Company's Rejection Letter wrongly claimed that Blackwells had violated Article I, Section 11(a)(3) of the Bylaws by failing to provide certain information with respect to so-called "Stockholder Associated Persons." The Company's Rejection Letter claimed that the potential debt and equity investors who might have provided financing for Blackwells' now-abandoned plan to acquire the Company were "Stockholder Associated Persons" for purposes of the Bylaws, and that Blackwells violated the Bylaws by failing to provide certain details about those investors in the Blackwells Nomination Notice.

115. The Company's second stated basis for rejecting the Blackwells Nomination Notice is wholly unreasonable, materially inaccurate, contrary to the Bylaws, and illegal. The Blackwells

Nomination Notice provided all information regarding "Stockholder Associated Persons" that was required by the Bylaws. And even if that were not the case, Article I, Section 11(a)(3) of the Bylaws is illegal under Maryland law and therefore cannot be enforced against Blackwells.

116. Article I, Section 11(a)(3) of the Bylaws was not amended on a "clear day" but was instead amended just seven days after Blackwells requested the Questionnaire. Knowing that Blackwells had previously expressed an interest in acquiring the Company and may have discussed such plans with financing sources, the Board amended the Company's Bylaws in bad faith in order to unreasonably heighten the disclosure requirements that Blackwells in particular would face when it made its nominations. To make matters worse, the Company then interpreted the amended version of its Bylaws to require disclosure of information that a nominating stockholder might not even have access to. The new definition of "Stockholder Associated Person" includes any entity that "has engaged in activities undertaken with the purpose or effect of changing or influencing control of the [Company]." The Bylaws do not define the term "engaged in activities." The Bylaw amendments are illegal because they are wholly unfair to shareholders, serve no legitimate business purpose, are impermissibly vague and subjective, were not adopted on a "clear day," and were intended to chill the corporate franchise by requiring impossible and unnecessary disclosures. Because Article I, Section 11(a)(3) of the Bylaws is illegal, it cannot be enforced.[11]

117. Third, the Company's Rejection Letter wrongly claimed that the Blackwells

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[11] Assuming that this portion of the Bylaws is legal (and it is not), the Company never explained in the Rejection Letter why the onerous disclosure requirements contained in the Bylaws would not also apply to the Company itself (which is seeking the reelection of the incumbent directors) or to Ashford Hospitality (which has a right to designate nominees to the Company's Board). If the Bylaws are read to require those types of disclosures from the Company and the Ashford Affiliates, then the re-nomination of the incumbent directors is invalid, because the required disclosures were never made. If the Bylaws are read not to require the Company and the Ashford Affiliates to make such disclosures, then the bylaws are invalid because they create different classes of shareholders in violation of governing Maryland law and the Company's own charter.

Nomination Notice contained "additional inaccuracies and omissions." For example, the Company claimed that the Questionnaires submitted by certain of the Blackwells Nominees contained misstatements and omissions, and therefore violated Article I, Section 11(a)(4) of the Bylaws. The Company also claimed that Blackwells violated Article I, Section 11(a)(3)(D)(iv) of the Bylaws because the Blackwells Nomination Notice did not contain certain disclosures that would have been required in a filing made with the Committee on Foreign Investment in the United States ("CFIUS").

118. The Company's third stated basis for rejecting the Blackwells Nomination Notice is wholly unreasonable, materially inaccurate, contrary to the Bylaws, and illegal. The statements identified in the Company's Rejection Letter are not material misstatements or omissions, and in any event the Bylaws require only that the Questionnaires be "complete[]" rather than accurate. The Company's decision to reject the Blackwells Nominees based on supposed deficiencies in the Questionnaire was plainly inequitable, especially in light of the information provided in the Blackwells Supplement. *See infra* ¶¶ 120–125. Moreover, Article I, Sections 11(a)(3)(D)(iv) and 11(a)(4) of the Bylaws do not require the types of CFIUS disclosures referenced in the Company's Rejection Letter. And in any case, Article I, Section 11(a)(3)(D)(iv) of the Bylaws is illegal under Maryland law and therefore cannot be enforced against Blackwells.

119. Section 11(a)(3)(D)(iv) of the Bylaws is illegal because it is wholly unfair to shareholders, serves no legitimate business purpose, was not adopted on a "clear day," and is intended to chill the corporate franchise by requiring onerous and unnecessary disclosures. When the Bylaws were amended, the Board knew that Blackwells had made an offer to acquire the Company within the last two years. The Company's Rejection Letter baselessly asserted that Blackwells should be required to make disclosures under CFIUS, which is one of the most

burdensome regulatory review processes implemented by the federal government. That assertion was apparently premised on the Company's incorrect belief that Mr. Aintabi is a foreign national. It appears that the Company's amendments to Section 11(a)(3)(D)(iv) of the Bylaws were designed with the specific intent of complicating nominations by Mr. Aintabi and Blackwells specifically, based on the false premise that Mr. Aintabi is not a U.S. citizen.

G. <u>Blackwells Timely Provides a Supplement to its Nomination Notice</u>

120. For the reasons explained above, the Blackwells Nomination Notice fully complied with the Company's Bylaws and should not have been rejected.

121. In the spirit of disclosure and in hopes of avoiding needless litigation, Blackwells sent the Company a supplement to the Blackwells Nomination Notice on March 26, 2024 (the "Blackwells Supplement"). The Blackwells Supplement was sent within two business days after Blackwells received the Company's Rejection Letter, and was therefore timely under the Bylaws.

122. In the Blackwells Supplement, Blackwells provided additional information that was relevant to certain of the arguments made by the Board in the Company's Rejection Letter.

123. The Blackwells Supplement explained that:

> [i]n the process of preparing the Nomination Notice, the date listed on the first page of the [December 2023 Slide Deck] was inadvertently changed from "December 2023" to "March 2024." The version of the December 2023 Presentation that was provided to [Blackwells' counsel] by the Nominating Stockholder was dated December 2023. In the process of redacting the name of the recipient of the December 2023 Presentation, [Blackwells' counsel] erroneously titled the presentation March 2024. . . . [A]s stated in the Nomination Notice, the Nominating Stockholder currently has no intention of pursuing an acquisition or similar transaction with respect to the Corporation

124. The Blackwells Supplement also explained that Ms. McCoy was supplementing her answer to Question 14(b) of the Questionnaire, which sought information concerning bankruptcy proceedings in which the nominee may previously have been involved. Question 14(b) is worded confusingly, and Ms. McCoy reasonably interpreted that question to only be seeking information

about bankruptcies that occurred within the two years prior to submission of the Questionnaire. In the interest of full disclosure, the Blackwells Supplement explained that Ms. McCoy had filed a petition for bankruptcy in Florida some twenty years earlier, in 2004.

125. On April 4, 2024, the Company sent Blackwells a letter that purported to "reject[] and disregard[]" the Blackwells Supplement because that supplement was supposedly untimely.

H. The Company Conducts an Illegal Proxy Campaign

1. The Company's March 25, 2024 News Release

126. On March 25, 2024, the Company issued a so-called "News Release" (the "March 25 News Release") entitled "Braemar Hotels & Resorts Announces Rejection of Materially Deficient Director Nomination Notice from Blackwells Capital."

127. The March 25 News Release stated that the Blackwells Nomination Notice contains "False Statements and Material Omissions." This statement in the March 25, 2024 News Release was materially false and misleading because the Blackwells Nomination Notice does not contain "false statements and material omissions."

128. The March 25 News Release stated that Blackwells has a "Plan" to "Sell the Company Below its Intrinsic Value to Blackwells and its Affiliates." This statement in the March 25 News Release was materially false and misleading because it incorrectly implied that Blackwells' incentives are misaligned with those of other shareholders, when in reality Blackwells has abandoned its intent to acquire the Company and now seeks to unlock value for all shareholders by having reform-minded directors elected to the Board.

129. The March 25 News Release stated that the Blackwells Nomination Notice "fail[ed] to disclose the fund's true objectives," which it characterized as "an underhanded attempt to effectuate a takeover of the Company without paying an adequate price." These statements in the March 25 News Release were materially false and misleading because, in addition to incorrectly

implying that Blackwells' incentives were misaligned with other shareholders, they impugned the character and motivations of Blackwells and Mr. Aintabi without basis.

130. The March 25 News Release quoted Mr. Bennett as having said that Blackwells "disregarded Braemar's bylaws," "mask[ed] its real intentions," and intended to "wag[e] . . . an illegal proxy contest." These statements in the March 25 News Release were materially false and misleading because they wrongly assert that Blackwells has behaved illegally and been untruthful, when in fact it is the Company that has disregarded and misapplied its own Bylaws to entrench its incumbent directors.

131. The March 25 News Release accused Blackwells of "refus[ing] to provide the Company with the basic information needed to assess the viability of [Blackwells'] bid" to buy the Company. This statement in the March 25 News Release was materially false and misleading because it accused Blackwells of withholding information regarding its 2023 Proposed Acquisition, when in fact it was the Company that failed to reasonably engage with Blackwells.

132. The March 25 News Release stated: "Although its preliminary proxy statement filed on March 22, 2024 asserts that Blackwells has 'withdrawn' any interest it had in acquiring the Company, the facts contradict this." This statement in the March 25 News Release was materially false and misleading because the Company had no legitimate basis for saying that "the facts contradict" that Blackwells withdrew its interest in acquiring the Company. Blackwells has no current intent to acquire the Company and has said so multiple times.

133. Also on March 25, 2024, the Company filed with the SEC a Current Report on Form 8-K. That Form 8-K attached the March 25 News Release as Exhibit 99.1.

134. The Company's Form 8-K stated that the Company's "Board has unanimously determined that the Blackwells Nomination Notice is invalid due to numerous deficiencies, most

notably a failure to disclose the fund's true objectives, which the Company believes include an underhanded attempt to effectuate a takeover of the Company without paying an adequate price."

135. The March 25 News Release was a "communication to security holders under circumstances reasonably calculated to result in the procurement, withholding or revocation of a proxy." 17 C.F.R. § 240.14a-1(*l*)(iii) (defining "solicitation").

136. The Company did not file the March 25 News Release with the SEC as soliciting material, in violation of Rule 14a-12, 17 C.F.R. § 240.14a-12(b).

137. The March 25 News Release omits required legends, in violation of Rule 14a-12, 17 C.F.R. § 240.14a-12(b).

2. <u>The Company's March 28, 2024 Definitive Proxy Statement</u>

138. On March 28, 2024, the Company filed a definitive proxy statement with the SEC.

139. The Company's decision to file a definitive proxy statement without having first filed a preliminary proxy statement violated the Exchange Act. *See* 17 C.F.R. § 240.14a-6.

140. The Company's March 28, 2024 definitive proxy statement announced that the Company will hold its 2024 Annual Meeting on May 15, 2024. Under the Company's Bylaws and Maryland law, the date of the Annual Meeting is set in the Company's unilateral discretion, subject only to the limitation that it must occur at some point in 2024.

3. <u>The Company's April 2, 2024 Preliminary Proxy Statement</u>

141. On April 2, 2024, the Company filed a preliminary proxy statement with the SEC.

142. The Company's preliminary proxy statement contains a number of materially false and misleading claims, and violates SEC Rules in a variety of respects. The purposes of these violations were to (1) obscure the extent of control that Ashford Hospitality and the other Ashford Affiliates wield over the Company; (2) conceal the details of Mr. Bennett's ongoing efforts to use *The Dallas Express* to spread materially false and misleading claims about Blackwells; and (3)

continue to impugn the character, motive, and credentials of Blackwells and Mr. Aintabi.

143. Although the Company's preliminary proxy statement does disclose that it is required to nominate director candidates hand-picked by Ashford Hospitality, it failed to disclose certain information about Ashford Hospitality required by Schedule 14A, and failed to identify which directors were selected by Ashford Hospitality.

144. And while the preliminary proxy statement revealed that Mr. Bennett is the publisher of *The Dallas Express*, it did not disclose Mr. Bennett's other titles held at *The Dallas Express*, and failed to provide the additional information required by Schedule 14A with respect to Mr. Bennett's relationship with *The Dallas Express*.

145. The preliminary proxy statement failed to disclose *The Dallas Express* as a proxy participant, despite its frequent publication of what amount to Company press releases slandering a party the Company either knew or suspected would soon be filing a solicitation in opposition.

146. The preliminary proxy statement also falsely claimed that Blackwells was "acting in its own interest" rather than "on behalf of all shareholders" when it sought to buy the Company in December 2023. But when Blackwells offered to purchase the Company at a substantial premium, the transaction would have benefitted all stockholders. The Company's Board nonetheless declined to give Blackwells' Proposed Acquisition the attention it deserved, because that acquisition would have ended the profiteering of Mr. Bennett and his loyalists.

147. The preliminary proxy statement also falsely stated that it had "substantial evidence—including a *March 2024* investor presentation . . . —indicating that Blackwells had ongoing interest in an acquisition, and that its interest was a motivation for its proxy campaign."

148. But Blackwells informed the Company well before it filed its preliminary proxy statement that the March date on the referenced investor presentation was a clerical error, and that

the actual presentation was from December 2023. The Company ignored this information and insisted on publishing materially false and misleading claims in its preliminary proxy statement.

149. The Company's preliminary proxy statement impugns Mr. Aintabi's character without foundation by suggesting his purported "lack of candor, reputation in the business community, and personal history" contributed to the Board's rejection of the Blackwells Nomination Notice. These statements are materially false and misleading because they could influence shareholders into voting against Blackwells nominees based on an incorrect perception of Blackwells' and Mr. Aintabi's business history.

I. Company Initiates Meritless Litigation

150. On March 24, 2024, within mere hours of sending its Rejection Letter to Blackwells, the Company filed a Complaint against Blackwells and certain Blackwells-related entities in this Court (the "Company's Complaint"). That case, styled *Braemar Hotels & Resorts Inc. v. Blackwells Capital LLC et al.*, was docketed as number 3:24-cv-00707 and assigned to the Honorable Sam Lindsay.

151. The Company's meritless Complaint is consistent with its past practice of leveraging litigation to stop proxy contests involving the Company and/or the Ashford Affiliates.

152. The Company's Complaint seeks (1) to enjoin Blackwells' solicitation of proxies, (2) a declaratory judgment that the Blackwells Nomination Notice violated the Bylaws and that Blackwells' Nominees are therefore invalid, and (3) a declaratory judgment that Blackwells cannot "cure" the purported deficiencies in the Blackwells Nomination Notice.

153. On March 24, 2024, the Company filed a motion for a preliminary injunction. The Court has not yet acted on the Company's motion.

CLAIMS FOR RELIEF

Count 1 (Declaratory Relief): The Blackwells Nomination Notice Is Proper and Valid

154. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

155. There is a real and justiciable controversy between Blackwells and the Defendants concerning the validity of the Blackwells Nomination Notice—and, more specifically, on the question whether the Defendants properly rejected the Blackwells Nominees and the Blackwells Business Proposals.

156. The Blackwells Nomination Notice timely provided all information that the Company's Bylaws required Blackwells to provide in connection with its nominations and business proposals.

157. The Blackwells Nomination Notice did not violate the Bylaws and is not invalid.

158. Because the Blackwells Nomination Notice was proper and valid, the Company acted wrongfully, and violated its own Bylaws, by rejecting the Blackwells Nominees and the Blackwells Business Proposals.

159. The Company's rejection of the Blackwells Nominees and the Blackwells Business Proposals was impermissibly inequitable.

160. If a declaratory judgment is not provided and the Blackwells Nominees are not permitted to stand for election, the rights of Blackwells and the Company's other stockholders will be adversely affected, and Blackwells and the Company's stockholders will suffer harm.

161. Blackwells is entitled to a declaratory judgment that (1) the Blackwells Nomination Notice was valid under the Company's Bylaws, (2) the Blackwells Nominees are eligible to stand for election to the Board at the Company's upcoming 2024 Annual Meeting, and (3) the Blackwells

Business Proposals are eligible to be considered and voted on at the Company's upcoming 2024 Annual Meeting.

Count 2 (Declaratory Relief): The Blackwells Supplement Was Timely

162. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

163. The four corners of the Blackwells Nomination Notice provided all information required by the Bylaws, and the Blackwells Nomination Notice should not have been rejected.

164. In the spirit of full disclosure, Blackwells sent the Blackwells Supplement to the Company two days after receiving the Company's Rejection Letter. The Blackwells Supplement provided information concerning the December 2023 Slide Deck and Ms. McCoy's bankruptcy.

165. To the extent that the information in Ms. McCoy's initial Questionnaire might be construed as having been incomplete or inaccurate, the Blackwells Supplement fully corrected and cured any conceivable omission or inaccuracy.

166. To the extent that any information in the December 2023 Slide Deck might be construed as suggesting that Blackwells had an intent to acquire the Company as of March 2024, the Blackwells Supplement re-confirmed that no such intent existed at that time.

167. The Blackwells Supplement was timely under Article I, Section 11(c)(1) of the Bylaws because it was sent "within two Business Days" of the Company's Rejection Letter.

168. By letter of April 4, 2024, the Company purported to "reject[] and disregard[]" the Blackwells Supplement because the Blackwells Supplement was supposedly untimely.

169. There is a real and justiciable controversy between Blackwells and the Defendants concerning the timeliness of the Blackwells Supplement.

170. Because the Blackwells Supplement was timely, the Company acted wrongfully, and breached its Bylaws, by rejecting the Blackwells Supplement as untimely.

171. The Company's decision to "reject[]" the Blackwells Supplement as untimely was impermissibly inequitable.

172. If a declaratory judgment is not provided and the Blackwells Supplement is not determined to be timely, the rights of Blackwells and the Company's other stockholders will be adversely affected, and Blackwells and the Company's stockholders will suffer harm.

173. Blackwells is entitled to a declaratory judgment that the Blackwells Supplement is timely and cured any conceivable omission or misstatement contained in the Blackwells Nomination Notice.

Count 3: Breach of Contract

174. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

175. Under Maryland law, the Companies' Bylaws are a contract between the Company and its shareholders.

176. By purporting to reject the Blackwells Nominees and Blackwells Business Proposals based on spurious claims that the Blackwells Nomination Notice did not comply with the Bylaws, the Company violated its own Bylaws, and in so doing breached obligations owed to Blackwells and other stockholders under the Company's Bylaws.

177. By purporting to reject the Blackwells Supplement as untimely, the Company violated its own Bylaws, and in so doing breached obligations owed to Blackwells and other stockholders under the Company's Bylaws.

178. Blackwells has suffered damages as a result of the Company's breaches. Blackwells' damages exceed $75,000 and will be proven with particularity at trial.

Count 4 (Declaratory Relief): The 2024 Bylaw Amendments Violate Maryland Code (Corporations and Associations) § 2-404 and Are Null and Void

179. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

180. Count 1 of this Complaint seeks a declaration that Blackwells' nominations were valid under the Bylaws. In the event that the Court determines that the Blackwells nominations were invalid under the Bylaws, Count 4 seeks, in the alternative, a declaration that the relevant Bylaws are null and void, and therefore cannot be enforced against Blackwells.

181. Section 2-404(b)(1) of the Maryland Corporations and Associations Code provides that, "at each annual meeting of stockholders, the stockholders shall elect directors to hold office."

182. Under Section 2-404(b)(1) of the Maryland Corporations and Associations Code, shareholders are entitled to nominate and vote for directors of their choice. The right of stockholders to elect directors is the cornerstone of American corporate law.

183. Defendants advance an interpretation of the Company's Bylaws which would violate Blackwells' rights as stockholder to nominate candidates for election to the Company's Board, and to have an election on those nominations take place at the 2024 Annual Meeting.

184. Under Defendants' application of the Bylaws, Blackwells would face onerous disclosure burdens that serve no legitimate business purpose and would create unreasonable obstacles to Blackwells' lawful exercise of its shareholder nomination and voting rights.

185. The amended Bylaws include language that is impermissibly vague and ambiguous, including but not limited to the use of the undefined term "engaged in activities."

186. If the Defendants' interpretation of the 2024 Bylaw Amendments is correct, then the 2024 Bylaw Amendments violate Section 2-404(b)(1) of the Maryland Corporations and Associations Code.

187. There is a real and justiciable controversy between Blackwells and the Defendants concerning the validity of the 2024 Bylaw Amendments under Maryland law.

188. Blackwells is entitled to a declaratory judgment that the 2024 Bylaw Amendments violate the Maryland Corporations and Associations Code and thus cannot be enforced by the Company.

Count 5: Defendants Breached their Common Law, Fiduciary, and Statutory Duties to Enact Bylaws Containing Fair Voting Procedures

189. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

190. Count 1 of this Complaint seeks a declaration that Blackwells' nominations were valid under the Bylaws. In the event that the Court determines that the Blackwells nominations were invalid under the Bylaws, Count 5 seeks, in the alternative, a ruling that the Company and its directors breached their common law, fiduciary, and statutory duties when enacting the relevant Bylaws, and that the Bylaws therefore cannot be enforced against Blackwells.

191. Under Maryland law, a company and its directors cannot enact bylaws for the purpose of entrenching the current management of the company. Maryland law is especially skeptical of bylaws that were not adopted on the proverbial "clear day" and were instead adopted in direct response to a proxy contest.

192. Defendants adopted the 2024 Bylaw Amendments in direct response to Blackwells' anticipated proxy contest, and for the purpose of entrenching the current directors.

193. Defendants failed to enact Bylaws that provide fair and reasonable voting procedures, and in so doing they breached their common law, fiduciary, and statutory duties under Maryland law.

194. Moreover, Defendants have prejudicially interpreted the Bylaws in the most restrictive way possible, for the sole purpose of excluding Blackwells' duly nominated director candidates from election to the Company's Board. Under Defendants' interpretation, the Bylaws violate shareholders' nomination and voting rights and are therefore illegal. Insofar as the Bylaws can be read in a manner that would support Defendants' interpretation, the Bylaws allow for an impermissible degree of discretion in Board decisionmaking, which Defendants then exercised against Blackwells' shareholder rights, in violation of Defendants' common law, fiduciary, and statutory duties.

195. The Company's Bylaws are null and void and cannot be applied to "reject" Blackwells' nominations of candidates to the Company's Board.

Count 6 (Violation of Section 14(a) of the Exchange Act and SEC Rule 14a-12): Unlawful Solicitation — March 25 News Release

196. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

197. Section 14(a) of the Exchange Act, 15 U.S.C. § 78n(a), prohibits soliciting proxies in violation of SEC rules.

198. Rule 14a-12(a) requires all solicitations "made before furnishing security holders with a proxy statement" to identify "the participants in the solicitation" and carry a "prominent legend in clear, plain language advising security holders to read the proxy statement when it is available."

199. Rule 14a-12(a) requires all solicitations "made before furnishing security holders with a proxy statement" to be filed with the SEC "no later than the date the material is first published." Such material "must include a cover page in the form set forth in Schedule 14A . . . and the appropriate box on the cover page must be marked."

200. Rule 14a-12(c) applies to solicitations "by any person or group of persons for the purpose of opposing a solicitation," and subjects such solicitations to additional requirements.

201. On March 25, 2024, the Company issued a "News Release" containing numerous materially false and misleading statements regarding Blackwells. *See supra* ¶¶ 127–134.

202. Rather than file the March 25 News Release as soliciting material using the cover page required by Schedule 14A, the Company sought to disguise its press release as an 8-K Current Report.

203. The March 25 News Release is an improper filing and is confusing to shareholders seeking to gain information about the ongoing proxy contest.

204. The Company further violated Rule 14a-12(a) by failing to include the legends required by that Rule and thereby depriving stockholders of relevant information.

205. The March 25 News Release violates Section 14(a) of the Exchange Act and Rule 14a-12. Defendants should immediately provide complete and accurate corrective disclosures by filing such disclosures with the SEC.

Count 7 (Violation of Section 14(a) of the Exchange Act and SEC Rule 14a-9): False and Misleading Statements — March 25 News Release

206. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

207. Section 14(a) of the Exchange Act, 15 U.S.C. § 78n(a), prohibits soliciting proxies in violation of SEC rules.

208. Rule 14a-9 prohibits making a solicitation "by means of any . . . communication, written or oral, containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading."

209. On March 25, 2024, the Company issued a News Release containing numerous materially false and misleading statements regarding Blackwells. These materially false and misleading statements are detailed in paragraphs 127 to 134 above.

210. The false statements in the March 25 News Release violate Rule 14a-9 because they are false, misleading, and material to stockholders' consideration of the ongoing proxy contest between Blackwells and the Company. The misstatements in the March 25 News Release were calculated by the Company to give shareholders the false impression that Blackwells still harbored an intent to purchase the Company and that Blackwells' incentives were therefore misaligned with other shareholders. This is not true. Blackwells had abandoned its intent to acquire the Company by March 2024, as the Board well knows.

211. Defendants consequently violated Section 14(a) of the Exchange Act and Rule 14a-9. Defendants should immediately provide complete and accurate corrective disclosures by filing such disclosures with the SEC.

Count 8 (Violation of Section 14(a) of the Exchange Act and SEC Rules 14a-9 and 14a-12): Unlawful Solicitation Through *The Dallas Express*

212. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

213. Section 14(a) of the Exchange Act, 15 U.S.C. § 78n(a), prohibits soliciting proxies in violation of SEC rules.

214. Under Rule 14a-1, "solicitation" includes "communication to security holders under circumstances reasonably calculated to result in the procurement, withholding or revocation of a proxy."

215. Rule 14a-12(a) requires all solicitations "made before furnishing security holders with a proxy statement" to identify "the participants in the solicitation" and carry a "prominent

legend in clear, plain language advising security holders to read the proxy statement when it is available."

216. Rule 14a-12(a) requires all solicitations "made before furnishing security holders with a proxy statement" to be filed with the SEC "no later than the date the material is first published." Such material "must include a cover page in the form set forth in Schedule 14A . . . and the appropriate box on the cover page must be marked."

217. Rule 14a-12(c) applies to solicitations "by any person or group of persons for the purpose of opposing a solicitation," and subjects such solicitations to additional requirements.

218. Rule 14a-9 prohibits making a solicitation "by means of any . . . communication, written or oral, containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading."

219. As described in paragraphs 89 to 109 above, *The Dallas Express* published several articles between November 2023 and January 2024 which were clearly intended to disparage Blackwells and Mr. Aintabi in anticipation of an expected proxy contest.

220. At that time, the Company, Mr. Bennett, Ashford Inc., and *The Dallas Express* were all aware that Blackwells was likely to launch a proxy contest against the Company.

221. *The Dallas Express* is an undisclosed participant in a proxy contest because it has engaged in solicitation of Company shareholders by publishing articles "reasonably calculated" to influence shareholder voting in an anticipated proxy contest between Blackwells and the Company.

222. The articles published in *The Dallas Express* violate Rule 14a-12(a) by failing to include the required legend or identify the participants in Defendants' proxy solicitation.

223. The articles published in *The Dallas Express* violate Rule 14a-12(b) because they were not filed with the SEC as soliciting materials on the day they were published.

224. The articles published in *The Dallas Express* violate Rule 14a-9 because failing to include the information required by Rule 14a-12 renders the statements materially false and misleading. As presented, a shareholder reading *The Dallas Express* articles could conclude that the articles present the neutral point of view of a disinterested and professional news organization, when, in fact, *The Dallas Express* serves as a mouthpiece for Mr. Bennett and the Company.

225. Defendants consequently violated Section 14(a) of the Exchange Act and Rules 14a-9 and 14a-12. Defendants should immediately provide complete and accurate corrective disclosures by filing such disclosures with the SEC.

Count 9 (Violation of Section 14(a) of the Exchange Act and SEC Rule 14a-9): False and Misleading Statements by *The Dallas Express*

226. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

227. Section 14(a) of the Exchange Act, 15 U.S.C. § 78n(a), prohibits soliciting proxies in violation of SEC rules.

228. Rule 14a-9 prohibits making a solicitation "by means of any . . . communication, written or oral, containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading."

229. The Note to Rule 14a-9 further advises that, depending on the circumstances, among other things, "[m]aterial which directly or indirectly impugns character, integrity or personal reputation, or directly or indirectly makes charges concerning improper, illegal or

immoral conduct or association, without factual foundation" can be "misleading" for purposes of Rule 14a-9.

230. As detailed in paragraphs 89 to 109 above, numerous statements in *The Dallas Express* articles published between November 2023 and January 2024 contained materially false and misleading information.

231. Defendants consequently violated Section 14(a) of the Exchange Act and Rule 14a-9. Defendants should immediately provide complete and accurate corrective disclosures by filing such disclosures with the SEC.

Count 10 (Violation of Section 14(a) of the Exchange Act and SEC Rules 14a-3 and 14a-9): False and Misleading Statements — Company's Preliminary Proxy Statement

232. Blackwells incorporates by reference the allegations contained in all of the preceding paragraphs as though fully set forth herein.

233. Section 14(a) of the Exchange Act, 15 U.S.C. § 78n(a), prohibits soliciting proxies in violation of SEC rules.

234. Rule 14a-3 requires that each person solicited shall be furnished with a "publicly-filed preliminary or definitive proxy statement" containing the information specified in Schedule 14A.

235. The Company violated Rule 14a-3 by failing to include all information required in Schedule 14A in its preliminary proxy statement.

236. Schedule 14A Item 5(b)(1) instructs proxy statement filers in contested elections to disclose certain information about "each participant" in a proxy contest, including the identity of all participants. A "participant" is defined in Instruction 3 to Item 4 of Schedule 14A to include "any person who solicits proxies." And per Rule 14a-1, "solicitation" includes "communication

to security holders under circumstances reasonably calculated to result in the procurement, withholding or revocation of a proxy."

237. As described in paragraphs 81 to 109 above, *The Dallas Express* has acted as an undisclosed participant in this proxy contest. The Company violated Rule 14a-3 by omitting to disclose *The Dallas Express* as a participant in the proxy contest, materially misrepresenting the identity of the proxy participants, and failing to include in its preliminary proxy statement all of the information about *The Dallas Express* that is called for in Item 5(b)(1) of Regulation 14A.

238. Schedule 14A Item 5(b)(2) requires the disclosure of "any substantial interest, direct or indirect, by security holdings or otherwise" for "any person, other than a director or executive officer of the registrant acting solely in that capacity, who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected." For each such person, Item 5(b)(2) also requires the disclosure of certain additional information outlined in Item 5(b)(1)(xi) and (xii).

239. The Company's preliminary proxy statement also materially misstates the Company's relationship with Ashford Hospitality. The preliminary proxy disclosed that the Company is required to nominate directors designated by Ashford Hospitality, but failed to describe any substantial interest of Ashford Hospitality to be acted on at the Annual Meeting and failed to include the information about Ashford Hospitality called for in Schedule 14A, Item 5(b)(1)(xi) and (xii). These material misstatements constitute violations of Rule 14a-3.

240. Schedule 14A Item 7(b) requires disclosure of, among other things, the information required by Item 401(e)(1) of Regulation S-K, which includes "the business experience during the past five years of each director, executive officer, person nominated or chosen to become a director or executive officer."

241. In the section titled "Background of the Solicitation," the preliminary proxy statement revealed that Mr. Bennett is the publisher of *The Dallas Express*, but materially misstated Mr. Bennett's other titles held at *The Dallas Express*, failed to provide the additional information required by Item 401(e)(1) with respect to Mr. Bennett's time at *The Dallas Express*, and failed to disclose Mr. Bennett's role in his biography. These material misstatements violate Rule 14a-3.

242. Rule 14a-9 prohibits making a solicitation "by means of any . . . communication, written or oral, containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading."

243. The Note to Rule 14a-9 further advises that, depending on the circumstances, among other things, "[m]aterial which directly or indirectly impugns character, integrity or personal reputation, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or association, without factual foundation" can be "misleading" for purposes of Rule 14a-9.

244. The Company's preliminary proxy violates Rule 14a-9 by including numerous materially false and misleading statements.

245. On page 8 of its preliminary proxy statement, the Company falsely stated that it had "substantial evidence—including a *March 2024* investor presentation . . . —indicating that Blackwells had ongoing interest in an acquisition, and that its interest was a motivation for its proxy campaign." But Blackwells informed the Company on March 26, 2024 that the March 2024 date on the referenced investor presentation was a clerical error, and that the slide deck was actually prepared in December 2023. The Company ignored this information and insisted on

publishing fiction in its preliminary proxy statement. The Company's statements about the December 2023 Slide Deck are materially false and misleading because they intentionally disregard the facts presented to the Company by Blackwells and persist in misconstruing Blackwells motives in the proxy contest. These misstatements are calculated by the Company to cause shareholders to believe that Blackwells' incentives are misaligned with other shareholders, when in fact Blackwells' goal is to unlock value for all shareholders.

246. Also on page 8 of its preliminary proxy statement, the Company impugns, without foundation, Mr. Aintabi's character by suggesting his purported "lack of candor, reputation in the business community, and personal history" contributed to the Board's rejection of the Blackwells Nomination Notice. These statements are materially false and misleading because they are spurious and unfounded, and are clearly calculated to influence shareholder opinion of Blackwells and Mr. Aintabi.

247. On page 10 of its preliminary proxy statement, the Company omits key facts, thus rendering its statements materially false and misleading. The Company states that its "Nominating and Corporate Governance Committee" recommended eight candidates for election as directors. Later in the preliminary proxy statement, the Company reveals that Ashford Hospitality controls the nomination of two directors. The preliminary proxy materially misstates the nomination process for these candidates by failing to include the names of the candidates nominated by Ashford Hospitality. This material misstatement renders all statements by the Company about its nomination of director candidates misleading. As written, the preliminary proxy statement gives the impression that a Board committee was responsible for all nominations. But in reality, Ashford Hospitality, which profits handsomely from maintaining its grip on the Company, is directly responsible for two nominations.

248. Defendants consequently violated Section 14(a) of the Exchange Act and Rules 14a-3 and 14a-9. Defendants should immediately provide complete and accurate corrective disclosures by filing such disclosures with the SEC.

JURY DEMAND

Blackwells demands a trial by jury on all issues triable as such.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff Blackwells Capital LLC respectfully requests that the Court enter each of the following forms of relief:

a. Granting the forms of declaratory relief set forth above;

b. Enjoining the Company from continuing to obstruct Blackwells from nominating candidates to the Company's Board of directors;

c. Ordering that the Company must count votes cast in favor of the Blackwells Nominees at the Annual Meeting;

d. Ordering that the Company publicly correct the material misstatements and omissions outlined above, including by filing with the SEC complete and accurate disclosures required by Section 14(a) of the Exchange Act and the SEC Rules;

e. Enjoining the Company from soliciting proxies until such corrective disclosures are issued;

f. Awarding Blackwells money damages in an amount to be proven at trial;

g. An award of the attorneys' fees, costs, and expenses that Blackwells has or will incur in connection with this action; and

h. Such other relief as is just and proper.

Date: April 11, 2024

Respectfully submitted,

/s/ Robert Ritchie

Robert Ritchie
Texas Bar No. 24079213
K. Virginia Burke DeBeer
Texas Bar No. 24097437
VINSON & ELKINS LLP
2001 Ross Avenue, Suite 3900
Dallas, Texas 75201
Phone: (214) 220-7823
Email: rritchie@velaw.com
Email: vdebeer@velaw.com

Counsel for Plaintiff

Exhibit A

Fifth Amended and Restated Bylaws of Braemar Hotels & Resorts Inc.

EXHIBIT 3.2

BRAEMAR HOTELS & RESORTS INC.

FIFTH AMENDED AND RESTATED BYLAWS

February 27, 2024

as amended by

Amendment No. 1 on February 27, 2024

BRAEMAR HOTELS & RESORTS INC.

FIFTH AMENDED AND RESTATED BYLAWS

ARTICLE I
STOCKHOLDERS

Section 1. Place. All meetings of stockholders shall be held at the principal executive office of Braemar Hotels & Resorts Inc. (the "Corporation") or at such other place as shall be set by the Board of Directors (the "Board") in accordance with these Bylaws and stated in the notice of the meeting.

Section 2. Annual Meeting. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

Section 3. Special Meetings.

(a) General. Each of the Chairman of the Board, Chief Executive Officer and Board of Directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the Chairman of the Board, Chief Executive Officer or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder-Requested Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of

Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting Percentage") shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 30 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation's proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of stockholders (a "Stockholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding

Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Chairman of the Board, Chief Executive Officer or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or

after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. Notice. A written notice of all annual meetings of stockholders stating the hour, date and place of such annual meetings and, to the extent required by the Maryland General Corporation Law, the purpose for which the meeting has been called shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the meeting, unless any provisions of the Maryland General Corporation Law prescribe a different period of notice, to each stockholder entitled to vote at such meeting or to each stockholder who, under the Corporation's charter, as amended from time to time (the "Charter") or under these Bylaws, is entitled to such notice, by delivering such notice, by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article I or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article I, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article I) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. Organization and Conduct. Every meeting of stockholders shall be conducted by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the

absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting;

(a) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum except, that the quorum for any matter proposed by the Board of Directors shall be one-third of all the votes entitled to be cast at an annual meeting of stockholders called by the Board of Directors. This section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 7. Voting. Directors of the Corporation shall be elected by a plurality of the votes cast at any meeting of stockholders at which directors are to be elected and at which a quorum is present; provided, however, subject to the stockholders' approval of the amendment to the Corporation's charter at the next meeting of the Corporation's stockholders and the filing and acceptance for record of Articles of Amendment and Restatement implementing such amendment with the Maryland State Department of Assessments and Taxation, effective as of the date on which the Corporation's stockholders approve the amendment to the Corporation's charter, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election (with "withholds," "abstentions" and "broker nonvotes" not counted as a vote cast either "for" or "against" that nominee's election); provided, however, that in the case of a contested election, directors shall be elected by a plurality of the votes cast (in which case stockholders shall not be permitted to cast votes against the election of directors). In the election of directors, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is

entitled to be voted. Cumulative voting is not permitted. For purposes of this Bylaw provision, a "contested election" shall mean any election of directors with respect to which (i) the Corporation receives notice that any stockholder has nominated an individual for election as a director in compliance with the requirements set forth in these Bylaws and (ii) all such nominations have not been withdrawn by such stockholder(s) on or prior to the date the Corporation first mails its notice of meeting for such meeting to the stockholders, and, as a result of which, there are more nominees than directorships.

A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the charter of the Corporation. Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 8. Proxies. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. Inspectors. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if

any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a) Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a), or (iv) by any Eligible Holder (as defined in Article I, Section 12 below) whose Nominee (as defined in Article I, Section 12 below) is included in the Corporation's proxy materials for the relevant annual meeting. For the avoidance of doubt, the foregoing clauses (iii) and (iv) shall be the exclusive means for a stockholder to make director nominations, and the foregoing clause (iii) shall be the exclusive means for a stockholder to propose other business (other than a proposal included in the Corporation's proxy materials pursuant to and in compliance with Exchange Act Rule 14a-8), at an annual meeting of stockholders.

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 90th day nor later than 5:00 p.m., Eastern Time, on the 60th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 90th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The postponement or adjournment of an annual meeting, or the public

announcement thereof, shall not commence a new time period for the giving of a stockholder's notice as described above.

(3) Such stockholder's notice shall set forth:

(A) as to any business other than the nomination of an individual for election or reelection as a director that the stockholder proposes to bring before the meeting, a description of such business, the stockholder's reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(B) as to the stockholder giving notice and any Stockholder Associated Person, the information required pursuant to Rule 14a-19(b) promulgated under the Exchange Act if the stockholder, such Stockholder Associated Person or any of their respective affiliates, associates or others acting in concert intends to engage in a solicitation in support of director nominees other than the Corporation's nominees;

(C) as to the stockholder giving the notice, any individual whom the stockholder proposes to nominate for election or reelection as a director (each, a "Proposed Nominee") and any Stockholder Associated Person:

(i) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(ii) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(iii) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit from changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof

disproportionately to such person's economic interest in the Company Securities, and

(iv) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(D) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (i) or (iii) of paragraph (3)(C) of this Section 11(a) and any Proposed Nominee:

(i) the name and address of such stockholder, as they appear on the Corporation's stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee;

(ii) (i) a description of the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and (ii) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in such stockholder and each such Stockholder Associated Person that contains or describes such stockholder's and each such Stockholder Associated Person's performance, personnel or investment thesis or plans or proposals with respect to the Corporation;

(iii) all information relating to the stockholder, the Proposed Nominee or the Stockholder Associated Person that would be required to be disclosed in connection with the solicitation of proxies pursuant to Regulation 14A (or any successor provision) under the Exchange Act; and

(iv) in the event that any of the stockholder, the Proposed Nominee or the Stockholder Associated Person has in the twenty-four months immediately preceding the date of such notice made a proposal to acquire control of the Corporation (whether through the acquisition of a majority of the outstanding securities of the Corporation, the acquisition of all or substantially all of the Corporation's assets or otherwise), all information relating to the stockholder, the Proposed Nominee or the Stockholder Associated Person that would be disclosed in any notices, forms or filings required by U.S. federal laws or the rules and regulations of any agency, department or other instrumentality of the U.S. federal government ("U.S. Federal Agency") in connection with the direct

or indirect acquisition by such person of control of the Corporation (including (i) all information that would be set forth under any U.S. federal laws or the rules and regulations of any U.S. Federal Agency that have been proposed and not withdrawn and (ii) all information that would be set forth in a voluntary filing made by an acquiror in connection with any transaction subject to the jurisdiction of any U.S. Federal Agency);

(E) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder's notice and;

(F) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

(4) Such stockholder's notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(5) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article I) for the preceding year's annual meeting, a stockholder's notice required by this Section 1(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 11, a "Stockholder Associated Person" of any stockholder shall mean any person (and such person's affiliates and associates): (i) acting in concert with such stockholder; (ii)

that has formed, or is acting together as, a group with such stockholder (or such stockholder's affiliates or associates) for the purposes of acquiring, holding, voting or disposing Company Securities, regardless of whether such person is party to any written or unwritten agreement, arrangement or understanding; (iii) that shares, or with which is shared, information about an upcoming Schedule 13D filing (or amendment thereto) that such person and/or such stockholder and/or their respective affiliates and associates will be required to make, to the extent such information is not yet public and communicated with the purpose of causing others to make purchases, and such person and/or such stockholder and/or their respective affiliates and associates subsequently purchases Company Securities based on such information; (iv) that has entered into any pooling arrangement, whether formal or informal, written or unwritten, with such stockholder; (v) that, together with such stockholder and/or its affiliates and associates, has engaged in activities undertaken with the purpose or effect of changing or influencing control of the Corporation or in connection with or as a participant in any transaction having such purpose or effect; (vi) that has taken concerted actions related to Company Securities where such person and such stockholder are directly or indirectly obligated to take such concerted action; (vii) that is the beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary); or (viii) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any other Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article I for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 90th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

(c) General.

(1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal

for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) For purposes of this Section 11, "the date of the proxy statement" shall have the same meaning as "the date of the company's proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission (the "SEC") from time to time. "Public announcement" shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 11, (i) a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11, (ii) no stockholder, Stockholder Associated Person, or any of their respective affiliates, associates and other persons acting in concert therewith shall solicit proxies in support of any nominees other than the nominees of the Board of Directors unless such person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (iii) if such stockholder, Stockholder Associated Person, or any of their respective affiliates, representatives or others acting in concert therewith (1) provides notice

pursuant to Rule 14a-19(b) promulgated under the Exchange Act as required by Article I, Section 11(a)(3)(B) and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder's nominees. Upon request by the Corporation, if any stockholder, Stockholder Associated Person, or any of their respective affiliates, associates and other persons acting in concert therewith provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that such stockholder, Stockholder Associated Person, and any of their respective affiliates, associates or other persons acting in concert therewith have met the requirements of Rule 14a-19 promulgated under the Exchange Act. Except to the extent provided by Rule 14a-19 promulgated under the Exchange Act with respect to a nomination made pursuant to Article I, Section 11(a) and that otherwise complies with the applicable provisions of these Bylaws, nothing in these Bylaws shall be construed to grant any stockholder the right to include or have disseminated or described in the Corporation's proxy statement any such nomination of directors. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 12. Proxy Access for Director Nominations.

(a) Inclusion of Stockholder Nominee in Proxy Materials. Subject to the provisions of this Section 12, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(1) the names of any person or persons nominated for election for whom notice is provided in accordance with this Section 12 (each such nominee, a "Stockholder Nominee"), which shall also be included on the Corporation's form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors or any committee thereof, all applicable conditions and complied with all applicable procedures set forth in this Section 12 (such Eligible Holder or group of Eligible Holders being a "Nominating Stockholder");

(2) disclosure about each Stockholder Nominee and the Stockholder required under the rules of the SEC in the proxy statement;

(3) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee's election to the Board of Directors (subject, without limitation, to Section 12(e)(2)), if such statement does not exceed

500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the "Supporting Statement"); and

(4) nothing in this Section 12 shall limit the Corporation's ability to solicit against and include in its proxy materials any statement in opposition to the nomination, any of the information provided pursuant to this Section 12 and any solicitation materials or related information with respect to a Stockholder Nominee.

For purposes of this Section 12, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 12 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered. This Section 12 shall be the exclusive method for stockholders to include nominees for Director election in the Corporation's proxy materials.

(b) Maximum Number of Stockholder Nominees.

(1) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting the greater of (i) two or (ii) 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 12 (rounded down to the nearest whole number) (the "Maximum Number"). The Maximum Number for a particular annual meeting shall be reduced by: (i) Stockholder Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; (ii) Stockholder Nominees who cease to satisfy, or Stockholder Nominees of Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 12, as determined by the Board of Directors; (iii) Stockholder Nominees whose nomination is withdrawn by the Nominating Stockholder or who become unwilling to serve on the Board of Directors; and (iv) the number of incumbent directors who had been Stockholder Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 12(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(2) If the number of Stockholder Nominees pursuant to this Section 12 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached,

going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder's Nomination Notice and if the amount of the ownership position is tied, in the order of the date of the Nominating Stockholder's Nomination Notice (earliest to latest), with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 12(d), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 12, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) Eligibility of Nominating Stockholder.

(1) An "Eligible Holder" is a person who has either (i) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 12(c) continuously for the three-year period specified in Subsection (2) below or (ii) provides to the Secretary of the Corporation, within the time period referred to in Section 12(d), evidence of continuous ownership (as defined below) of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or any committee thereof determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(2) An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 12 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation's common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a "group of investment companies," as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (x), (y) or (z) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 12, including the minimum holding period,

shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 12, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(3) The "Minimum Number" of shares of the Corporation's common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(4) For purposes of this Section 12, an Eligible Holder "owns" only those outstanding shares of the Corporation as to which the Eligible Holder possesses both:

(A) the full voting and investment rights pertaining to the shares; and

(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder's or any of its affiliates' full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder "owns" shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder's ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder's ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on three business days' notice, has recalled such loaned shares as of the date of the Nomination Notice and continues to hold such shares through the date of the annual meeting. The terms "owned,"

"owning" and other variations of the word "own" shall have correlative meanings. Whether outstanding shares of the Corporation are "owned" for these purposes shall be determined by the Board.

(5) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Stockholder Nominee, the Nominating Stockholder must, no earlier than the 120th day and no later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the "Nomination Notice"); provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, the Nomination Notice shall be given in the manner provided herein not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made:

(1) A Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(2) A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(A) the information required with respect to the nomination of directors pursuant to Section 11 of these Bylaws;

(B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(D) a representation and warranty that each Stockholder Nominee's candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation's securities are traded;

(E) a representation and warranty that each Stockholder Nominee:

(i) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be considered not independent pursuant to the Corporation's policy on director independence contained in the Corporation's Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the New York Stock Exchange;

(ii) meets the audit committee and compensation committee independence requirements under the rules of the New York Stock Exchange;

(iii) is a "non-employee director" for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(iv) is an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(v) [reserved]; and

(vi) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee;

(F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 12(c) and has provided evidence of ownership to the extent required by Section 12(c)(1);

(G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 12(c) through the date of the annual meeting and intends to continue to hold the Minimum Number of shares for at least one year following the annual meeting;

(H) details of any position of a Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(I) a representation and warranty that the Nominating Stockholder will not engage in a "solicitation" within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to a Stockholder Nominee or any nominee of the Board of the Directors;

(J) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation's proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;

(K) if desired, a Supporting Statement; and

(L) in the case of a nomination by a group, the designation by all group members or one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(3) An executed agreement, in a form deemed satisfactory by the Board of Directors or any committee thereof pursuant to which the Nominating Stockholder (including each group member) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file any written solicitation or other communication with the Corporation's stockholders relating to one or more of the Corporation's directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys' fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, it or their obligations, agreements or representations under this Section 12;

(E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 12(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the

Corporation and any other recipient of such communication of (A) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (B) such failure; and

(4) An executed agreement, in a form deemed satisfactory by the Board of Directors or any committee thereof or by each Stockholder Nominee:

(A) to provide to the Corporation such other information and certifications, including completion of the Corporation's director questionnaire, as it may reasonably request;

(B) at the reasonable request of the Nominating and Corporate Governance Committee, to meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee's eligibility to serve as a member of the Board of Directors;

(C) that such Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation's Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other Corporation policies and guidelines applicable to directors; and

(D) that such Stockholder Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how such Stockholder Nominee would vote or act on any issue or question as a director (a "Voting Commitment") that has not been disclosed to the Corporation or (iii) any Voting Commitment that could limit or interfere with such Stockholder Nominee's ability to comply, if elected as a director of the Corporation, with its director duties under applicable law.

The information and documents required by this Section 12(d) to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 12(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e) Exceptions.

(1) Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder

Nominee (including a Nominating Stockholder's Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if:

(A) the Corporation receives a notice pursuant to Section 11 of these Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation;

(B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 12 or the Nominating Stockholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 12 and shall therefore be disregarded;

(C) the Board of Directors determines that such Stockholder Nominee's nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation's bylaws or charter or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the New York Stock Exchange;

(D) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 12 at one of the Corporation's two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the votes cast in favor of such Stockholder Nominee's election;

(E) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(F) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or the Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 12(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 12.

(2) Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder

Nominee included in the Nomination Notice, if the Board of Directors determines that:

(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; or

(B) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE II
DIRECTORS

Section 1. Powers. All of the powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Charter or required by law.

Section 2. Number and Terms. The Board of Directors shall establish and may increase or decrease the number of directors of the Corporation, provided, that the number thereof shall never be less than the minimum number permitted under the Maryland General Corporation Law nor more than 15, and further provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors. A majority of the directors shall have been affirmatively determined by the Board to be independent, as defined and to the extent required in the applicable rules of the SEC and the listing standards of the New York Stock Exchange. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

Section 3. Director Nominations. Nomination of candidates for election as directors of the Corporation at any annual or special meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting and has complied with Article 1, Section 11.

Section 4. Stockholder Status. No Director need be a stockholder of the Corporation.

Section 5. Vacancies. Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled in the manner provided in Article VII, Section 6 of the Charter.

Section 6. Resignation. Any Director may resign at any time by giving written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such written notice or upon any future date specified in the notice, unless the resignation otherwise provides.

Section 7. Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the

Board of Directors may by resolution from time to time determine without other notice than such resolution.

Section 8. Executive Sessions. To ensure free and open discussion and communication among the non-management directors, the non-management directors shall meet in executive session at least twice a year with no members of management present.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, the Lead Director, if one is elected, or the Chief Executive Officer. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

Section 10. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the Chief Executive Officer or such other officer designated by the Chairman of the Board, if one is elected, or the Chief Executive Officer. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to his business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, when read to such Director by telephone, when deposited in the mail so addressed with postage thereon prepaid, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram.

When any Board of Directors meeting, either regular or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for 30 days or less or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

A written waiver of notice executed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to an effective notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting. Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 11. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

Section 12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present and subject to Section 8 of Article VII of the Charter, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Charter or these Bylaws.

Section 13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the proceedings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

Section 14. Manner of Participation. Members of the Board of Directors or of committees elected by the Board pursuant to Section 15 of this Article II may participate in meetings of the Board or of such committees by means of telephone conference or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

Section 15. Committees. The Board of Directors, by the affirmative vote of a majority of the directors then in office may elect from its number directors to serve on one or more committees, including an Audit Committee, a Compensation Committee and an Nominating/Corporate Governance Committee, and may delegate thereto some or all of its powers except those which by law, by the Charter or by these Bylaws, may not be delegated. Except as the Board of Directors may otherwise determine or as required by law, by the Charter or by these Bylaws, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Charter and by these Bylaws for the Board of Directors. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

The Board of Directors shall have power to rescind any action of any committee, other than the Audit Committee, but no such rescission shall have retroactive effect. With the approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

Section 16. Compensation of Directors. Directors shall receive compensation for their services as shall be determined by a majority of the Board of Directors, provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such ("Employee Directors") shall not receive any salary or other compensation for their services as Directors of the Corporation; provided, however, that such Employee Directors may be paid their reasonable expenses incurred as a director.

ARTICLE III
OFFICERS

Section 1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers, including without limitation a Chairman of the Board, a Chief Operating Officer, a Chief Legal Officer, a Chief Financial Officer, a Chief Accounting Officer, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine. Effective on the date on which the Corporation hires a Chief Executive Officer that is not also the Chairman of the Board, any number of offices may be held by the same person, except the offices of Chairman of the Board and the Chief Executive Officer.

Section 2. Election and Appointment. At the regular annual meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect the Chief Executive Officer, the President, the Treasurer and the Secretary. Other officers may be appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting, or other officers may be appointed by the Chief Executive Officer.

Section 3. Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President. Any officer may be required by the Board of Directors to give bond, at the Corporation's expense, for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

Section 4. Tenure. Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article III.

Section 5. Resignation. Any officer may resign by delivering his written resignation to the Corporation addressed to the Chief Executive Officer or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 6. Removal. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board of Directors may remove any officer by the affirmative vote of a majority of the Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 9. Chief Executive Officer. The President may be the Chief Executive Officer or the Board of Directors may elect another person to be the Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside, when present, at all meetings of the Board of Directors. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business and shall preside, if the Chairman of the Board is not present, at all meetings of the stockholders. Effective on the date on which the Corporation hires a Chief Executive Officer that is not also the Chairman of the Board, the Chief Executive Officer shall not concurrently serve as the Chairman of the Board.

Section 10. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of stockholders. If the Chairman of the Board is absent, the Chief Executive Officer shall preside at meetings of the Board of Directors and at meetings of stockholders. The Chairman of the Board shall have such other powers and

shall perform such other duties as the Board of Directors may from time to time designate and shall act as an officer of the Corporation if so designated by the Board.

Section 11. President. If the President is not the Chief Executive Officer or Chairman of the Board and in the absence of such persons, the President shall preside, when present, at all meetings of the stockholders. If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 12. Chief Operating Officer, Chief Legal Officer, Chief Financial Officer and Chief Accounting Officer. Any Chief Operating Officer, Chief Legal Officer, Chief Financial Officer or Chief Accounting Officer shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 13. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 14. Treasurer and Assistant Treasurers. The Chief Financial Officer shall be the Treasurer, unless the Board of Directors shall elect another officer to be the Treasurer. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the qCorporation. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of a Chief Financial Officer, the office of the Treasurer shall be deemed to be the office of the Chief Financial Officer of the Corporation whenever the signature of the Chief Financial Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, and the Treasurer shall have authority to affix his signature in such capacity.

The office of the Chief Accounting Officer shall be deemed an Assistant Treasurer of the Corporation whenever the signature of an Assistant Treasurer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in these Bylaws, and the Vice President of Finance and Accounting shall have authority to affix his signature in such capacity. Any Treasurer or Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 15. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In the absence of the Secretary from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform the duties and responsibilities of the Secretary.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 16. Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE IV
STOCK

Section 1. Certificates of Stock. Unless otherwise provided by the Board of Directors or by law, each stockholder shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the seal of the Corporation, if one has been adopted, and shall be signed by the Chairman of the Board of Directors, Chief Executive Officer or President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The seal of the Corporation, if one has been adopted, and any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

Section 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 3. Record Holders. Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Corporation or its transfer agent of his post office address and any changes thereto.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. In such case, only

stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

If no record date is fixed:

(a) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the 30th day before the meeting; and

(b) the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.

Section 6. Transfer Agents and Registrars. The Corporation may serve as the transfer agent and registrar of the shares of stock, or the Board of Directors may, in its discretion, appoint one or more responsible bank, trust company or other entity as the Board of Directors may deem advisable, from time to time, to act as transfer agent and registrar of shares of stock. No certificate for shares of stock shall be valid until countersigned by the transfer agent and registered by the registrar.

Section 7. Stockholders' Addresses. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

Section 8. Repurchase of Shares of Stock. The Corporation may purchase its shares of stock and invest its assets in its own shares of stock, provided that in each case the consent of the Board of Directors shall have been obtained.

ARTICLE V
INDEMNIFICATION

Section 1. Right to Indemnification. The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, indemnify, and, without a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and, in each case, shall indemnify such person from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation or director, officer, partner or trustee of such other entity (each, an "Indemnitee"). The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described above (any such person shall also be deemed to be an "Indemnitee").

Section 2. Indemnification of Employees and Agents of the Corporation. With the approval of the Board of Directors, the Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, and to such further extent as it shall deem appropriate under the circumstances, provide such indemnification and advancement of expenses as described in Section 1 above, to any employee or agent of the Corporation or a predecessor of the Corporation (each such person shall also be deemed to be an "Indemnitee").

Section 3. Right of Indemnitee to Bring Suit. If a claim under this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an Indemnitee who is a present or former director to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such Indemnitee has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee who is a present or former director has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Maryland General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights. The rights to indemnification and to advancement of expenses conferred in this Article V shall not be exclusive of any other right that any person may have or hereafter acquire under these Bylaws, the Charter or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Maryland General Corporation Law.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year or on such other date as may be fixed by the Board of Directors.

Section 2. Seal. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 3. Investment Policies. The directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as they shall deem appropriate in their sole discretion.

Section 4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 5. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitutions at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

Section 6. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 7. Corporate Records. The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counselor at an office of its transfer agent.

Section 8. Amendments. The exclusive power to alter, amend or repeal these bylaws, and to adopt new bylaws, shall be vested in the Board of Directors.

Section 9. Offices. The principal office of the Corporation within the State of Maryland shall be located at such place as the Board of Directors may designate. The Corporation may have additional offices, including a principal executive office, at such place or places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.



Important Materials

Press Releases

April 10, 2024

Blackwells Files Definitive Proxy Statement for Braemar Hotels & Resorts Inc.'s 2024 Annual Meeting

Proxy Statement

April 3, 2024

Blackwells' Definitive Proxy Statement

Presentations

April 10, 2024

Braemar Shareholders Are Being Burned, While Ashford Inc. Enjoys (The) Shade

Blackwells' Complaint

April 11, 2024

Complaint for Declaratory and Injunctive Relief